                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             McKesson Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [MCKESSON LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            OF MCKESSON CORPORATION


The 2002 Annual Meeting of Stockholders of McKesson Corporation will be held on Wednesday, July 31, 2002 at 10:00 a.m. at the Nob Hill Masonic Center, 1111 California Street, San Francisco, California to:

     - Elect three Directors to three-year terms;

     - Approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000;

     - Approve an amendment to the 2000 Employee Stock Purchase Plan;

     - Approve an amendment to the Amended and Restated Long Term Incentive
       Plan;

     - Ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2003;

     - Conduct such other business as may properly be brought before the meeting.

Stockholders of record at the close of business on June 3, 2002 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at the meeting and, for a ten-day period preceding the meeting, at the Office of the Secretary, One Post Street, San Francisco, California, during ordinary business hours.

YOUR VOTE IS IMPORTANT. We encourage you to read the proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience. You may also vote by telephone or via the Internet; specific instructions on how to vote using either of these methods are included on the proxy card.

                                          By Order of the Board of Directors

                                          /s/ IVAN D. MEYERSON

                                          Ivan D. Meyerson
                                          Senior Vice President, General Counsel
                                          and Secretary

One Post Street
San Francisco, CA 94104-5296

June 14, 2002

                                    CONTENTS


                                                              PAGE
                                                              ----
General Information.........................................    1
     - Proxies and Voting at the Meeting....................    1
     - Proxy Materials and Annual Report....................    1
     - Attendance at the Meeting............................    1
     - Dividend Reinvestment Plan...........................    2
     - Vote Required and Method of Counting Votes...........    2
     - Profit-Sharing Investment Plan.......................    2
Principal Stockholders......................................    3
     - Security Ownership of Certain Beneficial Owners......    3
     - Security Ownership of Directors and Executive
      Officers..............................................    3
Election of Directors (Item 1)..............................    5
     - Nominees for Directors...............................    5
Board Meetings and Committees...............................    7
Committees of the Board.....................................    7
Director Compensation.......................................    9
Indemnity Agreements........................................    9
Report of the Compensation Committee on Executive
  Compensation..............................................    9
Executive Compensation......................................   13
     - Summary Compensation Table...........................   13
     - Option/SAR Grants in the Last Fiscal Year............   14
     - Aggregated Options/SAR Exercises in the Last Fiscal
      Year and Fiscal Year-End Option/SAR Values............   15
Proposal to Amend the Restated Certificate of Incorporation
  to Increase the Number of Shares of Common Stock from
  400,000,000 to 800,000,000 (Item 2).......................   16
Proposal to Amend the 2000 Employee Stock Purchase Plan
  (Item 3)..................................................   17
Proposal to Amend the Amended and Restated Long Term
  Incentive Plan (Item 4)...................................   21
Employment Agreements, Executive Severance Policy and
  Termination of Employment and Change in Control
  Arrangements..............................................   22
Certain Relationships and Related Transactions..............   26
Certain Legal Proceedings...................................   26
Indebtedness of Executive Officers..........................   28
Audit Committee Report......................................   29
Ratification of Appointment of Deloitte & Touche LLP as
  Independent Auditors (Item 5).............................   30
Equity Compensation Plan Information........................   31
Other Matters...............................................   32
Appendix A: 2000 Employee Stock Purchase Plan...............  A-1
Appendix B: Amended and Restated Long Term Incentive Plan...  B-1

                                PROXY STATEMENT


GENERAL INFORMATION

Proxies and Voting at the Meeting

The Company's Board of Directors is soliciting proxies to be voted at the Annual Meeting of Stockholders to be held July 31, 2002 (the "Meeting"). This proxy statement includes information about the issues to be voted upon at the Meeting.


On June 14, 2002, the Company began mailing these proxy materials to all stockholders of record at the close of business on June 3, 2002. On that date, there were approximately 289,779,701 shares of the Company's common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter properly brought before the Meeting.


Shares can be voted only if the stockholder is present at the Meeting in person or by proxy. Any person giving a proxy may revoke it at any time before the Meeting by sending in a written revocation or a proxy bearing a later date. Stockholders may also revoke their proxies by attending the Meeting in person and casting a ballot.

Stockholders of record and participants in the Company's Profit-Sharing Investment Plan ("PSIP") can give proxies by calling a toll free number, by using the Internet, or by mailing their signed proxy cards. Specific instructions for voting by means of the telephone or Internet are set forth on the enclosed proxy card. All shares represented by valid proxies will be voted as specified. If no specification is made, the proxies will be voted "FOR":


     1. The election of three Directors to three-year terms;


     2. Approving an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000;

     3. Approving an amendment to the 2000 Employee Stock Purchase Plan to increase the number of shares available under the Plan;

     4. Approving an amendment to the Amended and Restated Long Term Incentive Plan;

     5. Ratifying the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2003.

The Board of Directors knows of no other matters to be presented at the Meeting. If any other matters come before the Meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

Proxy Materials and Annual Report


The Company's Notice of Annual Meeting and Proxy Statement is available on the Company's website under the Investors tab on the Internet at www.mckesson.com.


The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002 ("FY 2002") accompanies these proxy materials and can also be found on the Company's website.

Attendance at the Meeting

If you plan to attend the Meeting, you will need to bring your admission ticket. You will find an admission ticket attached to the proxy card if you are a registered holder or PSIP participant. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Meeting in person, you may obtain an admission ticket in advance by sending a request, along with proof of ownership, such as a bank or brokerage account statement, to the Company's Corporate Secretary, One Post Street, San Francisco, California 94104. Stockholders who do not have an admission ticket will only be admitted upon verification of ownership at the door.

Dividend Reinvestment Plan

For those stockholders who participate in the Company's Automatic Dividend Reinvestment Plan, the enclosed proxy includes all full shares of common stock held in the stockholder's dividend reinvestment plan account on the record date for the Meeting, as well as shares held of record by the stockholder.

Vote Required and Method of Counting Votes


The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Meeting. Provided a quorum is present, directors will be elected by a plurality of the votes cast by the holders of the Company's shares of common stock voting in person or by proxy at the Meeting. The affirmative vote of a majority of the outstanding shares of the Company's common stock is required for the proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400 million to 800 million, and therefore, shares not voted, including abstentions and broker nonvotes (i.e., when a broker does not have the authority to vote on a specific issue) will have the effect of a vote against the proposal. The affirmative vote of the holders of the majority of the shares present or represented by proxy is required for the approval of the amendment to the 2000 Employee Stock Purchase Plan, the amendment to the Amended and Restated Long Term Incentive Plan and the ratification of the appointment of Deloitte & Touche LLP. Abstentions for these matters will be treated as votes cast on a particular matter as well as shares present and represented for purposes of establishing a quorum. Broker nonvotes will not be treated as votes cast on any of these matters, but will be treated as shares present or represented for purposes of establishing a quorum.


Profit-Sharing Investment Plan

Participants in the Company's PSIP have the right to instruct the PSIP Trustee, on a confidential basis, how the shares allocated to their accounts are to be voted and will receive a separate PSIP voting instruction card for that purpose. Shares that have been allocated to PSIP participants' PAYSOP accounts for which no voting instructions are received will not be voted. The PSIP provides that all other shares for which no voting instructions are received from participants and unallocated shares of common stock held in the leveraged employee stock ownership plan established as part of the PSIP, will be voted by the Trustee in the same proportion as shares as to which voting instructions are received.

                             PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of December 31, 2001, unless otherwise noted, information regarding ownership of the Company's outstanding common stock, by any entity or person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock.


                                                        AMOUNT AND NATURE OF   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP     CLASS
------------------------------------                    --------------------   ----------
FMR Corp.
  82 Devonshire Street
  Boston, MA 02109....................................      42,264,452(1)        14.70
Wellington Management Company, LLP
  75 State Street
  Boston, MA 02109....................................      35,033,852(2)        12.25
Legg Mason, Inc.
  100 Light Street
  Baltimore, MD 21202.................................      16,484,766(3)         5.76
JPMorgan Chase
as Trustee for the McKesson Corporation
  Profit-Sharing Investment Plan
  270 Park Avenue
  New York, NY 10017..................................      16,258,868(4)         5.69


------------

(1) This information is based upon a Schedule 13G filed with the Securities and Exchange Commission ("SEC") by FMR Corp. and reports voting and dispositive power as follows: Fidelity Management Research Company, a wholly owned subsidiary of FMR Corp. ("Fidelity") is the beneficial owner of 35,729,828 shares; Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 4,780,624 shares. Edward C. Johnson 3d, and FMR Corp, through its control of Fidelity and the Fidelity Funds, each has sole dispositive power with respect to 35,729,828 shares, and sole voting power with respect to shares. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power with respect to 4,780,624 shares and sole voting power with respect to 4,461,024 shares and no voting power with respect to 319,600 shares. Fidelity International Limited, Pembroke Hall, 42 Crowe Lane, Hamilton, Bermuda is the beneficial owner of 1,714,665 shares.


(2) This information is based on a Schedule 13G filed with the SEC by Wellington Management Company LLP, as investment adviser, and reports shared voting power with respect to 17,567,629 shares and shared dispositive power with respect to 35,033,852 shares.



(3) This information is based on a Schedule 13G filed with the SEC by Legg Mason, Inc. and reports shared voting power and dispositive power with respect to 16,484,766 shares.



(4) This information is based on a Schedule 13G filed with the SEC and reports shares held in trust for the benefit of participants in the McKesson Corporation Profit-Sharing Investment Plan, for which JPMorgan Chase is a Trustee.


SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of May 15, 2002, except as otherwise noted, information regarding ownership of the Company's outstanding common stock by (i) each Named Executive Officer, as defined on page 13, (ii) each director and
(iii) all executive officers and directors as a group. The table also includes the number of shares subject to outstanding options to purchase common stock of the Company which are currently exercisable within 60 days of May 15, 2002.

                                                                                PERCENT
                                                 SHARES OF COMMON STOCK           OF
NAME OF INDIVIDUAL                               BENEFICIALLY OWNED(1)           CLASS
------------------                               ----------------------         -------
Alfred C. Eckert III...........................           20,104(2)(5)            *
Tully M. Friedman..............................           83,876(3)(4)(5)(6)      *
William R. Graber..............................          272,140(5)(7)            *
John H. Hammergren.............................        2,867,968(5)(7)            *
Alton F. Irby III..............................          119,460(5)               *
M. Christine Jacobs............................           54,314(3)(5)            *
Paul C. Julian.................................          594,618(5)(7)            *
Graham O. King.................................          902,960(5)(7)            *
Marie L. Knowles...............................            7,500(5)               *
Martin M. Koffel...............................           36,653(3)(5)            *
Gerald E. Mayo.................................          154,020(5)               *
Ivan D. Meyerson...............................          760,996(5)(7)(8)         *
James V. Napier................................          149,776(3)(5)            *
Carl E. Reichardt..............................           75,594(3)(5)(6)         *
Alan Seelenfreund..............................        1,802,402(3)(5)(7)         *
Jane E. Shaw...................................           79,115(3)(4)(5)(6)      *
Richard F. Syron...............................            7,500(5)               *
All Directors and Executive Officers as a group
  (20 Persons).................................        8,350,685(5)(6)(7)(8)     2.88%

------------

 *  Less than 1%

(1) Represents shares held as of May 15, 2002 directly and with sole voting and investment power (or with voting and investment power shared with a spouse) unless otherwise indicated. The number of shares of common stock owned by each director, or executive officer represents less than 1% of the outstanding shares of such class. All directors and executive officers as a group own 2.88% of the outstanding shares of common stock.

(2) Includes 740 shares held by Mr. Eckert's spouse in an Individual Retirement Account, for which beneficial ownership is disclaimed.

(3) Includes restricted stock units and share units accrued under the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan, and the 1994 Stock Option and Restricted Stock Plan as follows: Mr. Friedman, 6,819 units; Ms. Jacobs, 2,705 units; Mr. Koffel, 380 units; Mr. Napier, 1,422 units; Mr. Reichardt, 5,179 units; Mr. Seelenfreund, 511 units; and Dr. Shaw, 7,277 units and all non-employee directors as a group, 24,293 units. Directors have neither voting nor investment power in respect of such units.

(4) Includes common stock units accrued under the Directors' Deferred Compensation Plan, as follows: Mr. Friedman, 642 units; Dr. Shaw, 5,192 units; and those directors as a group 5,834 units. Participating directors have neither voting nor investment power in respect of such units.

(5) Includes shares that may be acquired by exercise of stock options within 60 days of May 15, 2002 as follows: Mr. Eckert, 19,364; Mr. Friedman, 60,415; Mr. Graber, 268,750; Mr. Hammergren, 2,500,175; Mr. Irby, 119,460; Ms.
    Jacobs, 51,609; Mr. Julian, 520,000; Mr. King, 862,694; Ms. Knowles, 7,500;
    Mr. Koffel, 36,273; Mr. Mayo, 152,020, Mr. Meyerson, 617,140; Mr. Napier, 131,174; Mr. Reichardt, 60,415; Mr. Seelenfreund,

1,669,920 ; Dr. Shaw, 56,206; Mr. Syron, 7,500; and all directors and executive officers as a group, 7,416,473.

(6) Includes shares held by family trusts as to which each of the following named directors and their respective spouses have shared voting and investment power: Mr. Reichardt, 10,000 shares; and Dr. Shaw, 10,473 shares; and those directors as a group, 20,473 shares. Also includes 16,000 shares held in a revocable trust established by and for the benefit of Mr. Friedman who is the sole trustee of such trust.

(7) Includes shares held under the Company's PSIP as of March 31, 2002, as to which the participants have sole voting but no investment power, as follows:
    Mr. Hammergren, 1,973 shares; Mr. Graber, 390 shares; Mr. Julian, 1,961 shares; Mr. King, 542 shares; Mr. Meyerson, 12,768 shares; Mr. Seelenfreund, 20,558 shares; and all directors and executive officers as a group, 43,924 shares.

(8) Includes 1,400 shares held by Mr. Meyerson as custodian for his minor child and for which beneficial ownership is disclaimed.

                            PROPOSALS TO BE VOTED ON

ITEM 1.  ELECTION OF DIRECTORS


The Board is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Directors hold office until the end of their terms and until their successors have been elected and qualified, or until their earlier death, resignation, or removal. If a nominee is unavailable for election, your proxy authorizes the persons named in the proxy to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the meeting. The Board is not aware that any nominee named in the proxy statement will be unwilling or unable to serve as a director. Alan Seelenfreund, a director of the Company since 1988, Alfred C. Eckert III and Gerald E. Mayo, directors of the Company since 1999, are not standing for re-election and effective upon the expiration of their terms, the Board of Directors will amend the Company's Restated By-Laws to provide that the authorized number of directors shall be ten.


The following is a brief description of the principal occupation for at least the past five years, age and major affiliations of each director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

Directors Whose Terms will Expire in 2005

MARIE L. KNOWLES
Executive Vice President, Chief Financial Officer, Retired, ARCO


Ms. Knowles, age 55, retired from Atlantic Richfield Company ("ARCO") in 2000 and was Executive Vice President and Chief Financial Officer from 1996 until 2000 and a director from 1996 until 1998. From 1993 until 1996 she was Senior Vice President of ARCO and President, ARCO Transportation Company. She joined ARCO in 1972. Ms. Knowles is a director of URS Corporation, and Phelps Dodge Corporation. She is a member of the Board of Trustees of the Fidelity Funds. She has been a director of the Company since March 2002.


RICHARD F. SYRON,

Chairman of the Board and Chief Executive Officer, Thermo Electron Corporation


Mr. Syron, age 58, has been Chairman of the Board of Thermo Electron Corporation, a company that develops, manufactures and sells technology-based instrument systems, components and solutions to monitor, collect and analyze data, since January 2000, and President and Chief

Executive Officer since June 1999. From April 1994 until May 1999, Mr. Syron was the Chairman and Chief Executive Officer of the American Stock Exchange Inc. He is a member of the Board of Governors of the American Stock Exchange and is a director of John Hancock Mutual Life Insurance Company. He has been a director of the Company since March 2002.

JANE E. SHAW
Chairman of the Board and Chief Executive Officer, Aerogen, Inc.

Dr. Shaw, age 63, has been Chairman of the Board and Chief Executive Officer of Aerogen, Inc., a company specializing in development of pulmonary drug delivery systems, since 1998. She is a director of Boise Cascade Corporation and Intel Corporation. Dr. Shaw has been a director of the Company since 1992. She is Chairman of the Audit Committee and a member of the Committee on Directors and Corporate Governance.

Directors Whose Terms will Expire in 2003

TULLY M. FRIEDMAN
Chairman and Chief Executive Officer, Friedman Fleischer & Lowe, LLC

Mr. Friedman, age 60, has been Chairman and Chief Executive Officer of Friedman Fleischer & Lowe, LLC, a private investment firm founded in 1997. He was founding partner of Hellman & Friedman from 1984 until 1997. He is a director of CapitalSource Holdings LLC, The Clorox Company, Levi Strauss & Co. and Mattel, Inc. Mr. Friedman has been a director of the Company since 1992. He is Chairman of the Finance Committee and a member of the Compensation Committee.

ALTON F. IRBY III
Chairman, Cobalt Media Group

Mr. Irby, age 61, has been Chairman and founder of Cobalt Media Group, a media finance company, since 1999. He was Chairman, HawkPoint Partners, from 1997 until 2000. He was co-founder of J.O. Hambro Magan Irby Holdings from 1988 until 1997. He is a Partner of Gleacher & Co. He also serves as a director of City Capital Counseling, Inc., Crown Communications Ltd., and Ciex Ltd. Mr. Irby has been a director of the Company since 1999, and was previously a director of HBO & Company ("HBOC"). He is a member of the Compensation Committee.

JAMES V. NAPIER
Chairman of the Board, Retired, Scientific-Atlanta, Inc.

Mr. Napier, age 65, retired as Chairman of the Board, Scientific-Atlanta, Inc., a cable and telecommunications network company in November 2000. He had been the Chairman of the Board since 1993. He is also a director of Engelhard Corporation, Personnel Group of America, Inc., Vulcan Materials Company, Intelligent Systems, Inc. and WABTEC Corporation. Mr. Napier has been a director of the Company since 1999, and was previously a director of HBOC. He is a member of the Audit Committee.

CARL E. REICHARDT
Vice-Chairman of Ford Motor Company


Mr. Reichardt, age 70, was named Vice Chairman of Ford Motor Company in October 2001 and he had been the Chairman of the Board, Retired, Wells Fargo & Company, a bank holding company, since 1994. In addition to his directorship at Ford Motor Company, he is also a director of HCA-The Healthcare Company, ConAgra, Inc., Newhall Management Corporation, and PG&E Corporation. Mr. Reichardt has been a director of the Company since 1996. He is Chairman of the Committee on Directors and Corporate Governance and a member of the Audit and Compensation Committees.

Directors Whose Terms will Expire in 2004

JOHN H. HAMMERGREN
Chairman of the Board Elect
President and Chief Executive Officer

Mr. Hammergren, age 43, was named Chairman of the Board effective July 31, 2002 and was named President and Chief Executive Officer of the Company effective April 1, 2001. He was Co-President and Co-Chief Executive Officer of the Company from July 1999 until April 2001. He was Executive Vice President of the Company and President and Chief Executive Officer of the Supply Management Business from January 1999 to July 1999; Group President, McKesson Health Systems from 1997 to 1999 and Vice President of the Company since 1996. He is a director of Nadro, S.A. de C.V. (Mexico) and Verispan. He has been a director of the Company since 1999.

M. CHRISTINE JACOBS
Chairman of the Board, President and Chief Executive Officer, Theragenics Corporation

Ms. Jacobs, age 51, has been Chairman of the Board, President and Chief Executive Officer, Theragenics Corporation, a cancer treatment products manufacturing and distributing company, since 1998. She was Co-Chairman of the Board from 1997 to 1998 and was elected President in 1992 and Chief Executive Officer in 1993. She is a director of Landauer, Inc. Ms. Jacobs has been a director of the Company since 1999, and she was previously a director of HBOC. She is a member of the Compensation Committee and the Committee on Directors and Corporate Governance.

MARTIN M. KOFFEL
Chairman of the Board and Chief Executive Officer, URS Corporation


Mr. Koffel, age 63, has been Chairman of the Board and Chief Executive Officer of URS Corporation, a global engineering company, since 1989. He is a director of James Hardie Industries NV. Mr. Koffel has been a director of the Company since 2000. He is a member of the Finance Committee.


BOARD MEETINGS AND COMMITTEES

During the fiscal year ended March 31, 2002, the Board of Directors met 7 times. No director attended fewer than 75% of the aggregate number of meetings of the Board and of all the committees on which he or she served. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with executive management on matters affecting the Company.

The members of each standing committee are elected by the Board each year for a term of one year or until his or her successor is elected.

COMMITTEES OF THE BOARD

The Audit Committee, which consists of Jane E. Shaw, Chair, Gerald E. Mayo, James V. Napier and Carl E. Reichardt, met 7 times during the year ended March 31, 2002. The Audit Committee is responsible for, among other things, reviewing the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy and effectiveness of internal controls that could significantly affect the Company's financial statements; reviewing with financial management and the independent auditor the interim financial statements prior to the filing of the Company's quarterly reports on Form 10-Q; recommending to the Board the appointment of the independent auditor; monitoring the independence and evaluating the performance of the independent auditor; approving the fees to be paid to the independent auditor; reviewing and accepting the annual audit plan, including the scope of the audit activities of the independent auditor; at least annually reassessing the adequacy of the Committee's charter and recommending to the Board any proposed changes; reviewing major changes to the Company's auditing and accounting principles and practices; reviewing the appointment, performance, and replacement of the senior internal audit department executive; advising the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct; performing such other activities and considering such other matters, within the scope of its responsibilities, as the Committee or Board deems necessary or appropriate. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Committee, as reflected in its charter, are intended to be in accord with the Securities and Exchange Commission and New York Stock Exchange listing requirements adopted in December of 1999 with regard to corporate audit committee charters.


The Compensation Committee, which consists of Alfred C. Eckert III, Chairman, Tully M. Friedman, Alton F. Irby III, M. Christine Jacobs and Carl E. Reichardt, met 5 times during the year ended March 31, 2002. The Committee has responsibility for administering a compensation program for managerial level employees; the stock plans and certain incentive plans and oversight for other incentive plans; approving the selection of trustees and investment advisors and establishing the overall investment policies for those funds that are part of the Company's retirement program; reviewing and approving compensation and other terms and conditions of employment for corporate officers at the Senior Vice President level and above; evaluating the President's and Chief Executive Officer's performance with the other non-employee directors of the Board; making recommendations to the Board regarding the compensation and terms and conditions of employment of the Chairman of the Board and the President and Chief Executive Officer and recommending a successor in the event of a vacancy; and reviewing and monitoring management's succession plans for officers.

The Finance Committee, which consists of Tully M. Friedman, Chairman, Alfred C. Eckert III, Martin Koffel and Alan Seelenfreund, met 4 times during the year ended March 31, 2002. The Finance Committee has responsibility for reviewing the long-range financial policies of the Company; providing advice and counsel to management on the financial aspects of significant acquisitions and divestitures, major capital commitments, proposed financings and other significant transactions; making recommendations concerning significant changes in the capital structure of the Company; approving the principal terms and conditions of securities that may be issued by the Company; and approving the terms and conditions of acquisitions in the Company's core business areas, including the consideration to be used in such transactions.

The Committee on Directors and Corporate Governance, which consists of Carl E. Reichardt, Chairman, M. Christine Jacobs, Gerald E. Mayo and Jane E. Shaw met 2 times during the year ended March 31, 2002. The Committee has responsibility for recommending guidelines and criteria to be used to select candidates for Board membership; reviewing the size and composition of the Board to assure that proper skills and experience are represented; recommending the slate of nominees to be proposed for election at the annual meeting of stockholders; recommending qualified candidates to fill Board vacancies; evaluating the Board's overall performance; advising the Board on matters of corporate governance, including directorship practices and committee composition; and advising the Board regarding director compensation and administering the directors' equity plan.

In evaluating candidates for the Board of Directors, the Committee on Directors and Corporate Governance seeks individuals of proven judgment and competence that are outstanding in their chosen fields. It also considers factors such as education, geographic location, background, anticipated participation in the Board activities and special talents or personal attributes. Stockholders who wish to suggest qualified candidates to the Committee should write to the Secretary of the Company, at One Post Street, San Francisco, CA 94104, stating in detail the candidate's qualifications for consideration by the Board. A stockholder who wishes to nominate a director must comply with certain procedures set forth in the Company's Restated By-Laws.

DIRECTOR COMPENSATION

The compensation for each non-employee director of the Company includes an annual retainer of $27,500. Under the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan, each director is required to defer 50% of his or her annual retainer into either Restricted Stock Units ("RSUs") or Nonqualified Stock Options ("Options"). Each director may also defer the remaining 50% of the annual retainer into RSUs, Options or into the Company's deferred compensation plan ("DCAP II"), or may elect to receive cash. Directors also receive $1,000 for each Board or Committee meeting attended, and Committee chairs receive an annual retainer of $3,000. These fees may be deferred into RSUs or DCAP II or may be paid in cash. Directors are also paid their reasonable expenses for attending Board and Committee meetings.

Currently, each January directors are also granted an Option for 10,000 shares of the Company's common stock. The Options are granted at fair market value, are immediately exercisable, and have a term of ten years.


Directors who are employees of the Company or its subsidiaries do not receive any compensation for service on the Board. In his capacity as non-executive Chairman, Mr. Seelenfreund received $525,000, as well as reimbursement for his reasonable expenses for the period July 2001 through July 2002, for his services to the Company.


INDEMNITY AGREEMENTS


The Company has entered into indemnity agreements with each of its directors and executive officers that provide for defense and indemnification against any judgment or costs assessed against them in the course of their service. Such agreements do not permit indemnification for acts or omissions for which indemnification is not permitted under Delaware law. See Certain Legal Proceedings at page 26.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors, which consists exclusively of nonemployee directors. The Committee has sole responsibility for reviewing all aspects of the compensation program for the Company's executive officers. The Committee makes recommendations to the Board for compensation actions for the Chief Executive Officer and considers and approves compensation actions affecting other executive officers.

The Committee uses a nationally recognized independent compensation consulting firm to assist it in carrying out its responsibilities and its review and analysis of the executive compensation program. Using that firm's proprietary database and identifying participants closely aligned with the Company's size, lines of business, profitability and complexity as the Company's peer group, the Committee establishes the parameters for base salary, short term cash and long term compensation that are competitive in the market. This peer group includes a broad cross-section of American companies. This report describes the policies and the criteria used by the Committee in establishing the principal components of, and setting the level of compensation for, executive officers.

THE COMPANY'S PHILOSOPHY OF EXECUTIVE COMPENSATION

The Company's executive compensation program is based on the principle of "pay for performance". The program's objective is to provide total compensation at competitive levels and incentive compensation that aligns the interests of the Company's executives with those of its stockholders. To further promote the alignment of the interests of executives with those of the Company's stockholders, the Committee has established executive stock ownership guidelines for the CEO, other senior officers and participants in the Long Term Incentive Plan. Under these guidelines, executives are expected to reach levels of ownership of Company stock equal in value to specified multiples of their base pay.

Base salary and annual bonuses for executive officers are targeted at approximately the median level for executive officers at companies similar in size, complexity or lines of business to McKesson Corporation. The long-term compensation program is designed to achieve competitive total compensation and to enhance shareholder value by linking a large part of executive officers' compensation directly to the Company's long-term performance.

Many factors enter into the Committee's deliberations on the appropriate levels of short-and long-term compensation for individual executive officers. The factors include the Company's performance as measured against financial and nonfinancial targets approved by the Committee at the beginning of each fiscal year; the individual performance of each executive officer; the overall competitive environment for executives and the level of compensation needed to attract, retain and motivate executive talent. The recommendations of the independent compensation consulting firm as well as surveys supplied by other independent professional compensation consultants provide the quantitative basis for the Committee's decisions.

COMPONENTS OF COMPENSATION

The Company's executive compensation program consists of base salary, a short-term incentive plan and long-term incentives (stock options, restricted stock and cash). The Committee's objective is a competitive program with an appropriate mix of short-term and long-term compensation weighted toward long-term, performance-based incentives.

Base Pay

Base salary is reviewed annually. Actual base salary is driven by individual performance, competitive practices and level of responsibility. Salary increases for FY 2002 reflected the Committee's determination that base salary levels should be increased, in certain cases, to recognize increased responsibilities and to remain competitive at the median levels of targeted companies.

Short Term Incentives

Under the Company's short-term incentive plan (the "Management Incentive Plan" or "MIP"), individual target awards are set as a percentage of the executive's base salary and vary by level of responsibility. The target awards are designed to be competitive with those set for executive officers at companies in the Company's executive compensation comparator group. Annual MIP awards can range from zero to three times the executives' target awards and are determined by the Company's and/or individual business unit's performance versus pre-established objectives. The actual awards may be reduced from the maximums established by the foregoing procedure by the Committee exercising "negative discretion" in accordance with regulations under Section 162(m) of the Internal Revenue Code ("Section 162(m)") with respect to this type of plan.

Long Term Incentives

The Company's long-term incentive program has two components: a stock option component and a cash component. Under this program:

     - participants are granted nonqualified stock options to purchase shares of the Company's common stock at fair market value;

     - the Committee establishes a target cash award for each participant under the Long-Term Incentive Plan ("LTIP"), the cash component of the long term incentive program which is adjusted to reflect actual achievement against financial targets. No new awards were made under the LTIP to Named Executive Officers (defined below under Executive Compensation) for performance periods commencing during FY 2002.

Restricted stock, another form of long-term incentive, has been used by the Company with the approval of the Committee on an individual basis for the purpose of attracting and/or retaining key employees. There were no awards of restricted stock to any of the Named Executive Officers during FY 2002

POLICY REGARDING TAX DEDUCTION FOR COMPENSATION UNDER INTERNAL REVENUE CODE
SECTION 162(m)

Section 162(m) limits the Company's tax deduction to $1 million for compensation paid to Named Executive Officers unless the compensation is "performance based" within the meaning of that Section and regulations thereunder. The MIP, previously approved by stockholders, meets the requirement of a performance-based pay program within the meaning of Section 162(m). Proceeds from stock options granted under the 1994 Stock Option and Restricted Stock Plan, which was also approved by stockholders, are also "performance-based" and are eligible for an exception to the deduction limitation. In past years, the Company faced unique challenges in retaining key employees, and from time to time the Committee concluded that in certain circumstances it was appropriate to make grants of options beyond the limits imposed to satisfy Section 162(m) and outside the structure of the Company's 1994 Stock Option and Restricted Stock Plan. These grants are reflected in the table entitled Aggregate Options/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Options/SAR Values.

The Committee's intention is and has been to comply with the requirements of
Section 162(m) unless the Committee concludes that adherence to the limitations imposed by these provisions would not be in the best interest of the Company or its stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

John Hammergren was named President and Chief Executive Officer effective April 1, 2001. The Board agreed on the specific economic measures of Earnings Before Interest and Taxes, Return on Committed Capital and Earnings Per Share and continued staff development as areas of focus and improvement for FY 2002.


During FY 2002, under Mr. Hammergren's leadership, the Company achieved strong overall financial performance. The Pharmaceutical Solutions Business drove revenue growth in excess of market and continued margin expansion. The Information Solutions Business, bolstered by strong market acceptance of its clinical products, achieved significantly improved financial results. Both businesses were strengthened through strategic acquisitions to fill market niches and significant improvements were measured in both customer and employee satisfaction.



With the two major lines of business stabilized and showing accelerating revenue growth, senior management developed a three-year strategic plan for the Company and for each line of business. The plan was presented to, and approved by, the Board of Directors. The plan includes identification of new market opportunities to enhance revenue growth and profitability.

During FY 2001, Mr. Hammergren initiated a disciplined process to conduct a thorough review of the performance and potential of the top 300 executives of the Company. This ongoing process has resulted in a clear understanding of management development needs and identification of those executives prepared to assume greater responsibility and a more senior role in management of the Company.

With the advice of an independent compensation consultant, the Committee made adjustments to the base salary and short-term incentive target for the CEO to take his increase in responsibilities as of April 1, 2001 into account. Actual short-term and long-term incentive awards made to the CEO for FY 2002 reflect the strong performance discussed above and are consistent with the Company's philosophy of linking total compensation to performance and the creation of shareholder value.

It is the Committee's view that the total compensation package for the Chief Executive Officer for FY 2002, as reflected in the Summary Compensation Table that follows, was based on an appropriate balance of the Company's performance, his own performance and competitive practice.

                                          Compensation Committee of the Board

                                          Alfred C. Eckert III, Chairman
                                          Tully M. Friedman
                                          Alton F. Irby III
                                          M. Christine Jacobs
                                          Carl E. Reichardt

EXECUTIVE COMPENSATION

The following table discloses compensation earned by the President and Chief Executive Officer as well as the Company's four other most highly paid executive officers (the "Named Executive Officers") for the three fiscal years ended March 31, 2002:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                     -----------------------------------------------
                                          ANNUAL COMPENSATION                AWARDS                   PAYOUTS
                                     -----------------------------   -----------------------   ---------------------
                                                            OTHER                 SECURITIES
                                                           ANNUAL    RESTRICTED   UNDERLYING               ALL OTHER
                                                           COMPEN-     STOCK       OPTIONS/      LTIP       COMPEN-
                                     SALARY      BONUS     SATION     AWARD(S)       SARS       PAYOUTS     SATION
NAME AND PRINCIPAL POSITION   YEAR     ($)      ($)(1)     ($)(2)      ($)(3)        (#)          ($)       ($)(4)
---------------------------   ----   -------   ---------   -------   ----------   ----------   ---------   ---------
John H. Hammergren..........  2002   947,596   3,000,000    50,000           0      800,000    1,250,000     217,286
President and Chief           2001   823,556   2,300,000   119,028           0      450,000            0      72,499
Executive Officer             2000   692,308           0   108,491   4,200,000    2,300,000       60,970      74,229
William R. Graber(5)........  2002   469,615     625,000   140,000           0       70,000            0      15,874
Senior Vice President and     2001   450,000     520,000   301,839           0       75,000            0       5,088
Chief Financial Officer
Paul C. Julian..............  2002   573,558   1,000,000    75,000           0      450,000            0      97,150
Senior Vice President and     2001   447,436   1,000,000   177,972           0      200,000            0      40,222
President, McKesson Supply    2000   362,500     315,000    51,992   1,260,000      500,000            0      28,862
Solutions
Graham O. King..............  2002   651,890     700,000   164,488           0       60,000            0      27,004
Senior Vice President and     2001   638,000     800,000   142,533           0      125,000            0       8,139
President, McKesson           2000   515,760           0    48,841     525,000    1,125,000            0   1,254,845
Information Solutions
Ivan D. Meyerson............  2002   399,423     510,000        --           0       86,000      375,000      75,682
Senior Vice President,        2001   370,000     560,000        --           0       75,000            0      41,981
General Counsel and           2000   350,000           0        --   1,260,000      275,000       45,466      50,845
Secretary

------------


(1) Represents the Named Executive Officers' bonus awards for FY 2002 under the MIP that was either paid in cash or deferred at the executive's election under DCAP II.


(2) Other Annual Compensation includes for Messrs. Hammergren, Graber and Julian, annual housing assistance payments of $50,000, $140,000 and $75,000 respectively, described under "Indebtedness of Executive Officers"; and for Mr. King, travel and living expense payments of $103,000 in connection with his principal place of business in Alpharetta, Georgia.

(3) The number and value of the aggregate restricted stock holdings of the Named Executive Officers on March 31, 2002 were as follows: Mr. Hammergren, 200,000 shares; $7,486,000; Mr. Julian, 60,000 shares; $2,245,800; Mr. King,
    25,000 shares; $935,750; and Mr. Meyerson, 60,000 shares; $2,245,800.

(4) For FY 2002, includes the aggregate value of (i) the Company's stock contributions under the PSIP, a plan designed to qualify as an employee stock ownership plan under the Internal Revenue Code ("Code"), allocated to the accounts of the Named Executive Officers as follows: Mr. Hammergren $12,359; Mr. Graber $8,190; Mr. Julian $14,926; Mr. King $8,870; and Mr.
    Meyerson $12,768; (ii) employer matching contributions under the Supplemental PSIP, an unfunded nonqualified plan established because of limitations on annual contributions contained in the Code, as follows: Mr. Hammergren $131,117; Mr. Julian $55,619; Mr. King $18,134; and Mr. Meyerson $39,945; (iii) above market interest accrued on deferred compensation as follows: Mr. Hammergren $73,810; Mr. Graber $7,684; Mr. Julian $26,605; and Mr. Meyerson $11,808.

(5) Mr. Graber became an executive officer of the Company effective March 25, 2000.

The following table provides information on stock option grants during fiscal year 2002 to the Named Executive Officers:

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                  NUMBER OF        % OF TOTAL
                                  SECURITIES      OPTIONS/SARS
                                  UNDERLYING       GRANTED TO    EXERCISE OR                 GRANT DATE
                                   OPTIONS        EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE
NAME                           GRANTED(#)(1)(2)   FISCAL 2002      ($/SH)         DATE         ($)(3)
----                           ----------------   ------------   -----------   ----------   -------------
John H. Hammergren...........      300,000            3.12%         38.65       7/26/11       4,164,750
                                   500,000            5.21%         38.20       1/30/12       6,860,400
William R. Graber............       30,000            0.31%         38.65       7/26/11         416,475
                                    40,000            0.41%         38.20       1/30/12         548,832
Paul C. Julian...............      250,000            2.60%         38.65       7/26/11       3,470,625
                                   200,000            2.08%         38.20       1/30/12       2,744,160
Graham O. King...............       30,000            0.31%         38.65       7/26/11         416,475
                                    30,000            0.31%         38.20       1/30/12         411,624
Ivan D. Meyerson.............       26,000            0.27%         38.65       7/26/11         360,945
                                    60,000            0.63%         38.20       1/30/12         823,248

------------

(1) No options were granted with SARs and no freestanding SARs have ever been granted. Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Company withhold shares otherwise issuable under the option with a fair market value equal to such obligations.

(2) The option exercise price of the indicated options was 100% of the fair market value on the date of grant. The options generally become exercisable in installments of 25% on each of the first, second, third and fourth anniversaries of the date of grant and expire ten years after the date of the grant.

(3) In accordance with SEC rules, a modified Black-Scholes option-pricing model was chosen to estimate the grant date present value for the options set forth in this table. The assumptions used in calculating the reported value included: an option term of 6 years and a dividend yield of 0.52%; stock volatility, 31.5% and risk-free interest rate, 3.8%. The Company does not believe that the Black-Scholes model, or any other model, can accurately determine the value of an option. Accordingly, there is no assurance that the value, if any, realized by an executive, will be at or near this value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

The following table provides information on the value of each of the Named Executive Officers' stock options at March 31, 2002:

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN
                              SHARES                       OPTIONS/SARS AT         THE MONEY OPTIONS/ SARS
                             ACQUIRED       VALUE         MARCH 31, 2002(#)        AT MARCH 31, 2002($)(1)
                            ON EXERCISE   REALIZED    -------------------------   -------------------------
NAME                            (#)          ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                        -----------   ---------   -------------------------   -------------------------
John H. Hammergren........         0              0     2,500,175 / 2,543,341      12,728,770 / 12,500,000
William R. Graber.........         0              0         268,750 / 376,250        4,147,200 / 4,414,100
Paul C. Julian............         0              0         520,000 / 900,000        4,292,000 / 4,420,250
Graham O. King............         0              0         737,694 / 800,950        5,614,978 / 5,789,469
Ivan D. Meyerson..........    41,768      1,326,253         617,140 / 354,750        6,492,017 / 1,794,631

------------

(1) Calculated based upon the fair market value share price of $37.43 on March 28, 2002, less the price to be paid upon exercise. There is no guarantee that if and when these options are exercised they will have this value.

                       FIVE YEAR CUMULATIVE TOTAL RETURN*

                              [PERFORMANCE GRAPH]

    --------------------------------------------------------------------------------
                           3/31/97   3/31/98   3/31/99   3/31/00   3/31/01   3/31/02
    --------------------------------------------------------------------------------
     McKesson
      Corporation          $100.00   $182.41   $209.64   $67.33    $86.87    $122.36
     S&P 500 Index         $100.00   $147.96   $175.01   $204.52   $158.35   $156.57
     Value Line
      HealthCare
     Sector Index          $100.00   $156.75   $196.73   $184.19   $207.66   $209.97
    --------------------------------------------------------------------------------

---------------

* Assumes $100 invested in McKesson Common Stock and in each index on March 31, 1997 and that all dividends are reinvested.

ITEM 2. PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 400,000,000 TO 800,000,000.

THE BOARD OF DIRECTORS RECOMMENDS AT VOTE FOR AMENDING THE RESTATED CERTIFICATE OF INCORPORATION

The Company's Restated Certificate of Incorporation currently authorizes the issuance of 400,000,000 shares of common stock and 100,000,000 shares of Series Preferred Stock. The Board of Directors is recommending an amendment to increase the number of authorized shares of common stock to 800,000,000. The Board approved this increase at its meeting on May 29, 2002, subject to the approval of the Company's stockholders.

As of March 31, 2002, approximately 385 million of the 400 million common shares had been used or reserved for use as follows: 288 million issued and outstanding shares and approximately 97 million shares reserved for issuance under the Company's stock incentive and other employee benefit plans, and upon the conversion of the Trust Convertible Preferred Securities. This leaves approximately 15 million authorized but unissued shares of common stock available for future use.

Increasing the number of authorized shares of common stock will give the Company greater flexibility for stock splits and stock dividends, issuances under employee benefit and employee stock incentive plans, financings, corporate mergers and acquisitions and other general corporate purposes. Having this additional authorized capital stock available for future use will allow the Company to issue additional shares of common stock without the expense and delay of a special meeting of stockholders. The additional shares would then be available for issuance without further action by the stockholders of the Company unless such action is required by applicable law or under the rules of any stock exchange on which the Company's common stock may then be listed.

Stockholders' current ownership of common stock will not give them automatic rights to purchase any of the additional authorized shares. Any future issuance of additional authorized shares of common stock may, among other things, have a dilutive effect on earnings per share of common stock and on the equity and voting rights of those holding common stock at the time the additional authorized shares are issued.


One of the effects of the amendment may be to enable the Board to issue shares of common stock in a manner that might have the effect of discouraging or making it more difficult for a third party to acquire control of the Company by means of a merger, tender offer, proxy contest or otherwise that isn't favored by the Board of Directors, and as a result protect the continuity of present management. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company. However, the Board of Directors is not presenting the proposal to amend the Restated Certificate of Incorporation for anti-takeover purposes and is not aware of any effort to accumulate the Company's common stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.


The Company is not presently negotiating with anyone concerning the issuance or use of any of the additional authorized shares of common stock and the Company has no present arrangements, understanding or plans concerning the issuance or use of any of the additional authorized shares.

If the proposed amendment to the Certificate is approved by the stockholders, it will become effective on the date upon which the Amendment to the Restated Certificate is filed with the Delaware Secretary of State.

ITEM 3.  PROPOSAL TO AMEND THE 2000 EMPLOYEE STOCK PURCHASE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDING THE ESPP

We are asking stockholders to approve an amendment to the 2000 Employee Stock Purchase Plan (the "ESPP") to increase the number of authorized shares of the Company's common stock under the ESPP by 5,000,000 shares. In March 2002, the Board of Directors, approved an increase in the number of shares of common stock available for issuance under the ESPP from 6,100,000 to 11,100,000, subject to the approval of the Company's stockholders. As of May 1, 2002 approximately 2,100,000 shares of common stock were available for issuance under the plan.

The ESPP is designed to provide employees, including officers, with an opportunity to purchase shares of the Company's common stock on favorable terms by means of an automatic payroll deduction mechanism. The purpose of the ESPP is to advance and promote the interests of the stockholders of the Company by making available to eligible employees of the Company and participating subsidiaries and related entities the opportunity to acquire a proprietary interest, or to increase their existing proprietary interest, in the Company. The Board believes that employee ownership of the ESPP shares serves as an incentive, to motivate and retain employees and encourage superior performance.


The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). In March 2002 the Board amended the ESPP to allow for participation in the plan by employees of certain of the Company's international and certain other subsidiaries. As to those employees, the ESPP does not so qualify.


The ESPP was adopted by the Board of Directors of HBOC prior to January 12, 1999, the date when HBOC and a wholly owned subsidiary of the Company merged, causing HBOC to become a wholly owned subsidiary of the Company (the "Merger"). The ESPP was amended and restated by the Board of Directors of the Company (the "Board") effective as of the closing of the Merger, and further amended by the Board on January 27, 1999, April 26, 1999, August 25, 1999, October 27, 1999 and March 27, 2002.


ESPP purchases occur each April and October on behalf of participants, and at the last purchase approximately 850,000 shares were issued to participants. Therefore, to assure that sufficient shares will be available to permit the ESPP to continue to operate, the Board of Directors has approved an increase in the number of shares of common stock reserved for issuance under the plan from 6,100,000 to 11,100,000 (subject to adjustment for any stock split, stock dividend or other relevant change in the Company's capitalization). This increase is subject to stockholder approval.


A vote in favor of this proposal will increase by 5,000,000 the number of shares available for purchase under the ESPP. A vote not to approve will mean that the number of shares reserved for issuance under the ESPP will remain at 6,100,000.

The following summary of the ESPP is qualified by reference to the full text of the ESPP, a copy of which is in Appendix A to this Proxy Statement.

PLAN ADMINISTRATION

The ESPP is administered by the Compensation Committee of the Board (the "Committee"), which has the authority to make rules and regulations governing the ESPP.

ELIGIBLE EMPLOYEES

Each employee of the Company (and subsidiaries and related entities designated by the Committee) who has been employed for 60 days or more prior to the beginning of an Offering Period and who customarily works at least 20 hours per week and more than five months in any calendar year is eligible to participate in the ESPP. As of May 1, 2002 approximately 24,000 employees were eligible to participate in the ESPP and 6,700 employees had elected to participate.

OFFERING PERIODS

The ESPP is implemented through a continuous series of 24-month offerings beginning on the first trading day on or after each May 1 and November 1 (the "Offering Dates") and ending on the last trading day of the month which is 24 months later (the "Offering Periods") and six-month periods beginning on each May 1 and November 1 and ending on the following October 31 and April 30, during which contributions may be made toward the purchase of common stock under the plan ("Purchase Periods"). For purposes of determining the purchase price of a share of common stock (see "Purchase Price"), the applicable Offering Period is determined as follows:

Once a participant is enrolled in the ESPP for an Offering Period, that Offering Period will continue to apply until the earliest of (i) the end of that Offering Period, (ii) the date the participant elects to discontinue contributions and receive a distribution of the amount credited to the participant's cash account or (iii) the participant re-enrolls in a subsequent Offering Period. If the fair market value of a share of company stock on the first day of the Offering Period in which a participant is enrolled is higher than on the first day of any subsequent Offering Period, the participant will automatically be re-enrolled for the subsequent Offering Period.

PAYROLL DEDUCTIONS

Each eligible employee may become a participant in the ESPP by making an election, at least ten days prior to any Offering Date, authorizing regular payroll deductions during the next succeeding Purchase Period, the amount of which may not exceed 15% of a participant's compensation for any payroll period.

Payroll deductions are credited to a cash account for each participant. At the end of each Purchase Period, the funds in each cash account will be used to purchase shares of the Company's common stock, which are then held in a stock account. A participant has the right to vote the shares credited to his or her stock account, and may withdraw these shares at any time.

PURCHASE PRICE

The purchase price of each share of the Company's common stock will be the lesser of (i) 85% of the fair market value of such share on the first day of the Offering Period; or (ii) 85% of the fair market value of such share on the last day of the applicable Purchase Period. The purchase price is subject to adjustment to reflect certain changes in the Company's capitalization.

In general, the maximum number of shares of common stock that may be purchased by a participant for each Purchase Period is determined by dividing $12,500 by the fair market value of one share of common stock on the Offering Date. In no event may a Participant purchase shares with a fair market value in excess of $25,000 in each calendar year.

EFFECT OF TERMINATION OF EMPLOYMENT OF PARTICIPANT

If a participant terminates employment with the Company, its subsidiaries and related entities during a Purchase Period, the balance of the participant's cash account will either be returned to the participant or held in the cash account until the end of the Purchase Period and applied to purchase the Company's common stock.

NON-TRANSFERABILITY OF PURCHASE RIGHTS

Rights to acquire the Company's common stock under the ESPP are not transferable by any participant and may in general be exercised only by the participant.

AMENDMENT AND TERMINATION

The Board of Directors may amend the ESPP in any respect. Certain amendments require stockholder approval.

The ESPP will terminate when the number of shares available for issuance under the ESPP has been substantially exhausted, or at any earlier time by action of the Board.

PLAN BENEFITS

Because levels of participation and the eventual purchase prices are not presently known, the future benefits to be received by any person under the ESPP are not determinable at this time.

CERTAIN FEDERAL INCOME TAX EFFECTS

The following discussion is for general information only and is based on the Federal income tax laws now in effect, which are subject to change, possibly retroactively.

Taxation of Shares Acquired Upon Exercise of Purchase Rights. For employees of the Company and its subsidiaries (as defined in Section 424(f) of the Code), the Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. For employees of other subsidiaries and participating entities, the Plan cannot so qualify, so the taxation rules are different.

Employees of the Company and Section 424(f) subsidiaries. A participant will pay no Federal income tax upon enrolling in the Employee Stock Purchase Plan or upon purchase of shares under the plan. A participant may recognize income and/or capital gain or loss upon the sale or other disposition of shares purchased under the plan, the amount and character of which will depend on whether the shares are held for at least two years after the first day of the Offering Period in which the shares were purchased and at least one year after the last day of the Purchase Period in which the shares were purchased (the "Required Holding Period").

If the participant sells or otherwise disposes of the shares before expiration of the Required Holding Period, the participant will recognize ordinary income in the year of the sale in an amount equal to the excess of (i) the fair market value of the shares on the purchase date over (ii) the purchase price paid by the participant for the shares. The Company or applicable subsidiary will be entitled to a Federal income tax deduction in the same amount

In contrast, if the participant holds the shares until after the Required Holding Period expires, the participant will generally recognize ordinary income at the time of sale in an amount equal to the lesser of (i) 15 percent of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased, or (ii) the excess of the fair market value of the shares at the time the shares were sold over the purchase price of the shares. The Company will not in this case be entitled to any deduction for Federal income tax purposes.

Employees of other subsidiaries and participating entities. A participant will not realize taxable income at the time Purchase Rights are granted under the plan. When the shares are actually purchased, the participant will realize taxable income in the amount of the difference between the fair market value of the shares and the purchase price paid under the plan. (As described under "Purchase Price," the price paid for shares purchased under the ESPP will always be at least 15% less than the Fair Market Value of the shares on the Purchase
Date). The basis of the shares will be increased by the amount includible as ordinary income. When the shares are sold, the gain or loss on the shares will be treated as capital gain or loss.

Capital Gain or Loss. Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by the participant from the sale of shares that have been held for more than 12 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized from the sale of shares held for 12 months or less will be subject to tax at ordinary income tax rates.

ITEM 4.  PROPOSAL TO AMEND THE AMENDED AND RESTATED LONG TERM INCENTIVE PLAN


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDING THE LTIP


We are asking the stockholders to approve an amendment to the McKesson Corporation Amended and Restated Long Term Incentive Plan ("LTIP"). On May 29, 2002, the Board of Directors, subject to approval of the Company's stockholders, adopted resolutions to amend and restate the LTIP. The LTIP was originally approved by the stockholders in 1981. The purpose of the LTIP is to advance and promote the interests of the stockholders of the Company by attracting and retaining employees who strive for excellence, and to motivate those employees to set and achieve above-average financial objectives by providing performance-based cash-incentive awards for those designated full-time key officers and other employees (the "eligible employees") who contribute most to the operating progress and earning power of the Company, its subsidiaries and affiliates.



The proposed LTIP amendment (the "LTIP Amendment") was prepared primarily to facilitate compliance with the requirements of Section 162(m) of the Internal Revenue Code regarding performance-based compensation and thus to ensure that compensation which may be payable under the LTIP to certain executive officers will qualify as performance-based compensation which is fully tax-deductible. The LTIP Amendment is being submitted to stockholders for approval at the 2002 Annual Meeting. If approved by stockholders, the proposed LTIP Amendment will take effect for incentive awards, if any, payable with respect to performance periods commencing on and after March 31, 2002. The LTIP Amendment will have no effect on awards payable with respect to earlier performance periods.



Set forth below is a summary of certain important features of the LTIP Amendment, which summary is qualified in its entirety by reference to the full text of the LTIP, as amended and restated, which is included as Appendix B to this Proxy Statement. The proposed LTIP Amendment is shown in bold in the Plan document.


ADMINISTRATION

The LTIP will continue to be administered by a committee (the "Committee"). The Committee shall be appointed by the Board of Directors of the Corporation and will be composed of not less than two Directors, each of whom qualifies as an "outside director" for purposes of Section 162(m).

No member of the Committee will be eligible to receive any benefits from the LTIP. All decisions, determinations and interpretations made by the Committee, in its sole discretion, shall be final and binding on all LTIP participants and other interested parties.

ELIGIBLE EMPLOYEES


Only those employees of the Company, its subsidiaries and affiliates who are selected from time to time by the Committee shall be eligible to participate in the LTIP. Currently, there are approximately 20 employees eligible to participate in the LTIP.


INCENTIVE AWARDS


Payment of incentive awards to eligible employees will be the dollar amount selected by the Committee in its sole discretion. However, the award amount for the chief executive officer and the four highest-compensated officers of the Company (other than the chief executive officer) shall be subject to the following limitations: (a) 2% of the Company's "Annual Income" for the performance period shall be set aside for awards to such officers; and (b) the maximum awards to the following officers shall equal the indicated percentage of the aggregate fund set forth in (a) above, determined pursuant to the following schedule:

                          OFFICER                             PERCENTAGE
                          -------                             ----------
Chief Executive Officer.....................................   40%
The four highest-compensated officers (other than the
  CEO)......................................................   15% each
                                                              ----------
          Total.............................................  100%


"Annual Income" shall mean reported net income before gains and losses from the sales of businesses and settlements or awards paid or accrued for claims, controversies or litigation against or related to the Company or its businesses.



Prior to the LTIP Amendment, the LTIP provided that the Committee designated specified performance objectives (e.g., earnings per share, return on capital employed, total shareholder return), from a limited set contained in the LTIP, for each performance period. The LTIP also limited awards to 125% of a participant's rate of basic compensation at the beginning of a performance period multiplied by the number of years in the performance period, and adjusted by the compound rate of total shareholder return for the Company since the beginning of the last performance period.


NEGATIVE DISCRETION

Notwithstanding the foregoing, the Committee has the discretion to reduce (but not increase) some or all of an award that would otherwise be paid to the chief executive officer and the four highest-compensated officers (other than the CEO). In no event, however, shall any such reduction result in an increase of an award payable to any other LTIP participant.

AMENDMENTS AND TERMINATION

The Board of Directors may amend or terminate the LTIP so long as such action does not adversely affect any right or obligations with respect to awards already outstanding under the LTIP.

PLAN BENEFITS


The incentive awards payable under the amended and restated LTIP for services to be rendered in or after FY 2003 are not determinable until completion of the performance period for which the incentive award will be paid. However, on May 29, 2002, the Committee approved the following target and maximum LTIP awards (subject to further limitation as described above) for the three-year period from April 1, 2002 through March 31, 2005, subject to approval of the LTIP Amendment by the stockholders:



                                                                  MAXIMUM DOLLAR
NAME                                               TARGET AWARD   VALUE OF AWARD
----                                               ------------   --------------
John H. Hammergren...............................   $ 3,600,000    $10,800,000
William R. Graber................................       750,000      2,250,000
Paul C. Julian...................................     1,400,000      4,200,000
Ivan D. Meyerson.................................       400,000      1,200,000
Executive Group (4 persons excluding those named
  above).........................................       800,000      2,400,000
Non-Executive Group (10 persons).................     2,100,000      6,300,000


EMPLOYMENT AGREEMENTS, EXECUTIVE SEVERANCE POLICY AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements

The Company has entered into an employment agreement ("Agreement") with each of Messrs. Hammergren, Julian and King that provides for, among other things, the term of employment, compensation and benefits payable during the term of the Agreement as well as for specified payments in case of termination of employment. In each case, the Agreement provides that the executive will participate in all compensation and fringe benefit programs made available to all executive officers.


The Company entered into an amended and restated Agreement with John H. Hammergren effective as of June 21, 1999, replacing his prior employment agreement with the Company. The term of the Amended and Restated Agreement shall expire March 31, 2004, and provides that the term will be automatically extended by one year on March 31, 2004, and each anniversary thereof, unless either party gives notice that such term will not be so extended. The Agreement provides for an annual base salary of at least $750,000 and such additional incentive compensation, if any, as may be determined by the Board of Directors; provided that, any incentive compensation awarded to him under the Company's MIP shall be calculated using an Individual Target Award of 100% (subsequently amended to 125%) of base salary. In addition, he was granted options to purchase 2 million shares of Company common stock at an exercise price of $29.8125 per share. In addition, the Agreement provides that, in the event (i) the Company terminates him without "Cause," (ii) he terminates for "Good Reason" (as defined in the Agreement) or (iii) the Company elects not to extend the term of the Agreement, he will be entitled to (A) receive payment of his then base salary and incentive compensation (using an Individual Target Award of 100% of base salary), for the remainder of the term of the Agreement, but in no event for less than two years;
(B) continued monthly automobile allowance and participation in the DCAP II for the term of the Agreement, (C) continued accrual and vesting in his rights and benefits under the Executive ESBP and EBRP, calculated on the basis of his receiving (x) Approved Retirement commencing on the expiration of the Agreement and (y) with respect to the EBRP, a benefit calculated on the basis of 60% of Average Final Compensation then specified in the EBRP without any reduction for early retirement (see "Pension Benefits"), (D) lifetime coverage under the Company's Executive Medical Plan and financial counseling program, as well as, lifetime office space and secretarial support; (E) accelerated vesting of all his stock options and restricted stock; (F) with respect to Long Term Incentive Plan awards, receive such awards on a pro-rata basis in accordance with the terms and conditions applicable to Approved Retirement with the exception that the "Service-based Portion of the Target Award," if any, shall be paid as if the executive continued employment throughout the performance period. In the event such termination occurs within two years following a Change in Control (as defined in the Amended and Restated Agreement), executive will be entitled to a gross-up payment to cover the excise taxes and interest imposed on "excess parachute payments" as defined in Section 280G of the Code.



The Company entered into an Agreement with Paul C. Julian, effective as of August 1, 1999 which Agreement was amended in 2000. The term of the Agreement shall expire March 31, 2004. The Agreement provides for an annual base salary of at least $500,000 and such additional compensation, if any, as may be determined by the Board of Directors; provided that, any incentive compensation awarded to the executive under the Company's MIP shall be calculated using an Individual Target Award of 75% of base salary. In addition, Mr. Julian was granted options to purchase 200,000 shares of Company common stock with an exercise price of $29.8125 per share. The Agreement provides that, in the event the Company terminates the executive without "Cause," or the executive terminates for "Good Reason," as defined in the Agreement, the Company shall (A) continue his then base salary, reduced by any compensation he receives from a subsequent employer during such term (B) consider him for a bonus under the Company's MIP for the fiscal year in which termination occurs, (C) continue his automobile allowance and Executive Medical Plan benefits until the expiration date of the Agreement
(D) continue the accrual and vesting of his rights, benefits and existing awards for the remainder of the term of the Agreement for purposes of the EBRP, ESBP and the Stock Option and Restricted Stock Plan.

The Company entered into an Agreement with Graham O. King effective as of June 21, 1999. The term of the Agreement shall expire the earlier of March 31, 2004 or the date that Mr. King shall have been granted "Approved Retirement" status under the Company's EBRP. The Agreement provides for an annual base salary of at least $580,000, a retention payment of $2.5 million, payable in two installments of $1.25 million, plus such additional incentive compensation, if any, as may be determined by the Board; provided that any compensation awarded to Mr. King under the Company's MIP shall be calculated using an Individual Target Award of 75% of base salary. Mr. King was granted a nonqualified option to purchase 1 million shares of the Company's common stock, with an exercise price of $29.8125 per share. With respect to Mr. King's participation in the EBRP and ESBP, the Chief Executive Officer shall recommend to the Board that he be granted Approved Retirement upon the satisfaction of certain requirements, and if Mr. King accrues 5 years of actual service credit pursuant to the EBRP and the ESBP, he shall be granted additional service credit for prior service with HBOC and a previous employer. The Agreement provides that in the event the Company terminates the executive without "Cause" or the executive terminates for "Good Reason," as defined in the Agreement, the Company shall (A) continue his then base salary, reduced by any compensation he receives from a subsequent employer during such term (B) consider him for a bonus under the Company's MIP for the fiscal year in which termination occurs (C) continue his automobile allowance, financial planning allowance and Executive Medical Plan benefits until the expiration of the Agreement, (D) continue the accrual and vesting of his rights, benefits and existing awards for purposes of the EBRP, ESBP, and Stock Option and Restricted Stock Plan.


The Company may terminate any of the executives, under the terms of their respective Agreements, for "cause" (as defined in each Agreement) in which case the Company's obligations under the Agreements cease.

In the event any executive is prevented from performing his duties under his respective Agreement due to a disability, the Company shall continue to pay the current salary during the period of disability, provided however that if the executive is continuously disabled for more than 12 months, the Company's obligations under the Agreement cease. In the event of death of the executive during the term of the Agreement, his salary will continue to be paid to his surviving spouse for six months following the death and thereafter the Company's obligations under the Agreement cease.

Executive Severance Policy

The Company has implemented an Executive Severance Policy (the "Policy"), which applies in the event an executive officer is terminated by the Company for reasons other than for cause at any time other than within two years following a change in control (as defined in the Policy) of the Company. The benefit payable to executive officers under the Policy is equal to 12 months' base salary plus one month's pay per year of service, up to a maximum of 24 months. Such benefits would be reduced or eliminated by any income the executive officer receives from subsequent employers during the severance payment period. Executive officers who are age 55 or older and have 15 or more years of service with the Company at the time of such involuntary termination are granted "approved retirement" for purposes of the EBRP and the ESBP. The Policy also provides that, upon such involuntary termination, awards under the LTIP are prorated for all cycles then in progress. In addition, vesting of stock options and lapse of restrictions on restricted stock awards will cease as of the date of termination, and no severance benefits will be paid beyond age 62. A terminated executive who is receiving payments under the terms of an employment agreement he or she may have with the Company is not entitled to receive additional payments under the Policy.

Termination of Employment and Change in Control Arrangements

The Company has entered into termination agreements with certain of its executive officers, including certain of the Named Executive Officers. The agreements operate independently of the

Policy, continue through December 31 of each year, and are automatically extended in one-year increments until terminated by the Compensation Committee (or by the Board of Directors in the case of the Chief Executive Officer). The agreements are automatically extended for a period of two years following any change in control.


The agreements provide for the payment of certain severance and other benefits to executive officers whose employment is terminated within two years of a change in control of the Company. Specifically, if following a change in control, the executive officer is terminated by the Company for any reason, other than for "Cause" (as defined in the agreements), or if such executive officer terminates his or her employment for "Good Reason" (as defined in the agreements), then the Company will pay to the executive officer, as severance pay in cash, an amount equal to 2.99 times his or her "base amount" (as that term is defined in Section 280G of the Code) less any amount which constitutes a "parachute payment" (as defined in Section 280G). The Company will also continue the executive officer's coverage in the health and welfare benefit plans in which he or she was a participant as of the date of termination of employment, and the executive officer will continue to accrue benefits under the EBRP, in both such cases for the period of time with respect to which the executive officer would be entitled to payments under the Policy described above if the executive officer's termination of employment had been covered by such Policy. In addition, if the executive officer is age 55 or older and has 15 or more years of service (as determined under such plan on the date of executive's termination of employment), then such termination will automatically be deemed to be an "approved retirement" under the terms of the EBRP. The amount of severance benefits paid shall be no higher than the amount that is not subject to disallowance of deduction under Section 280G of the Code.


Change in Control


For purposes of the termination agreements and as used elsewhere in this proxy statement, a "change in control" is generally deemed to occur if: (i) any "person" (as defined in the Securities Exchange Act of 1934, as amended) other than the Company or any of its subsidiaries or a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, acquires securities representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

PENSION BENEFITS

The table below illustrates the estimated combined annual benefits payable upon retirement at age 62 under the Company's qualified retirement plan and supplemental EBRP in the specified compensation and years of service classifications. The benefits are computed as single life annuity amounts.

                                YEARS OF SERVICE

 FIVE YEAR
  AVERAGE
COMPENSATION      15          20           25           30           35
------------   --------   ----------   ----------   ----------   ----------
 $  600,000    $279,300   $  332,400   $  360,000   $  360,000   $  360,000
 $  800,000     372,400      443,200      480,000      480,000      480,000
 $1,000,000     465,500      554,000      600,000      600,000      600,000
 $1,200,000     558,600      664,800      720,000      720,000      720,000
 $1,400,000     651,700      775,600      840,000      840,000      840,000
 $1,600,000     744,800      886,400      960,000      960,000      960,000
 $1,800,000     837,900      997,200    1,080,000    1,080,000    1,080,000
 $2,000,000     931,000    1,108,000    1,200,000    1,200,000    1,200,000

The benefit under the EBRP is a percentage of final average pay based on years of service or as determined by the Board of Directors. The maximum benefit is 60% of final average pay. The total paid under the EBRP is not reduced by Social Security benefits but is reduced by those benefits payable on a single life basis under the Company's qualified retirement plan and the annuitized value of the Retirement Share Plan allocations of common stock made to the PSIP assuming 12% growth in the value of the stock. Mr. Hammergren will receive benefits from the EBRP based on 60% of final pay and not reduced by any early retirement reduction (see "Employment Agreements").

The compensation covered under the plans whose benefits are summarized in the above table includes the base salary and annual bonus amounts reported in the Summary Compensation Table plus any annual bonus amounts foregone to purchase grants of Bonus Options.

The estimated years of service for purposes of the EBRP at March 31, 2002 for the Named Executive Officers are as follows: Mr. Hammergren, 6; Mr. Graber, 2; Mr. Julian, 4; Mr. King, 3; and Mr. Meyerson, 23.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and its subsidiaries have transactions in the ordinary course of business with unaffiliated companies of which certain of the Company's non-employee directors are directors and/or executive officers. The Company does not consider the amounts involved in such transactions to be material in relation to the businesses of such other companies or the interests of the directors involved. The Company anticipates that similar transactions will occur in fiscal year 2003.

CERTAIN LEGAL PROCEEDINGS


Since the Company's announcements, in April, May and July of 1999 (the "Company's Announcements") that certain software sales transactions in its Information Technology Business unit, formerly HBO & Company and now known as McKesson Information Solutions, Inc. ("HBOC"), were improperly recorded as revenue and reversed, as of May 10, 2002, ninety-one lawsuits have been filed against the Company, HBOC, certain of the Company's or HBOC's current or former officers or directors, and other defendants, including Arthur Andersen LLP and Bear Stearns & Co. Inc.

Sixty-seven of these actions have been filed in Federal Court (the "Federal Actions"). Of these, sixty-one were filed in the U.S. District Court for the Northern District of California. All others have either been voluntarily dismissed or transferred to the Northern District.

On November 2, 1999, the Honorable Ronald M. Whyte of the Northern District of California issued an order consolidating fifty-three of these actions under the caption In re McKesson HBOC, Inc. Securities Litigation, (Case No. C-99-20743
RMW) (the "Consolidated Action"). By order dated December 22, 1999, Judge Whyte appointed the New York State Common Retirement Fund as lead plaintiff ("Lead Plaintiff") and approved Lead Plaintiff's choice of counsel.

Lead Plaintiff filed an Amended and Consolidated Class Action Complaint (the "ACCAC") on February 25, 2000. The ACCAC named the Company, but not HBOC, as a defendant and generally alleged that the Company violated the federal securities laws in connection with the events leading to the Company's Announcements. On September 28, 2000, Judge Whyte dismissed all of the ACCAC claims against the Company under Section 11 of the Securities Act with prejudice, dismissed a claim under Section 14(a) of the Exchange Act with leave to amend, ruled that the Company would not be liable for the conduct of HBOC as its "successor-in interest," and declined to dismiss a claim against the Company under Section 10(b) of the Exchange Act based on its conduct after the January 12, 1999 merger transaction with HBOC (the "Merger").

On November 14, 2000, Lead Plaintiff filed its Second Amended and Consolidated Class Action Complaint ("SAC"). As with its ACCAC, Lead Plaintiff's SAC generally alleged that the Company violated the federal securities laws in connection with the events leading to the Company's Announcements. The SAC named the Company, HBOC, certain of the Company's or HBOC's current or former officers or directors, Arthur Andersen and Bear Stearns as defendants. On January 7, 2002, Judge Whyte dismissed the claims against the Company under Sections 10(b), to the extent based on pre-Merger conduct, and 14(a) of the Exchange Act, granting Lead Plaintiff thirty (30) days leave "for one last opportunity" to amend those claims. Judge Whyte also dismissed the claim against HBOC under
Section 14(a) of the Exchange Act without leave to amend.


On February 15, 2002, Lead Plaintiff filed a Third Amended and Consolidated Class Action Complaint (the "TAC"). The TAC, like the SAC, purports to state claims against the Company and HBOC under Sections 10(b) and 14(a) of the Exchange Act in connection with the events leading to the Company's Announcements, and names the Company, HBOC, certain of the Company's or HBOC's current or former officers or directors, Arthur Andersen and Bear Stearns as defendants. On April 5, 2002, the Company filed a motion to dismiss Lead Plaintiff's claim under Section 10(b) of the Exchange Act to the extent it is based on the Company's pre-Merger conduct, and the claim under Section 14(a) of the Exchange Act in its entirety. The Company's motion to dismiss was heard on June 7, 2002, and the court has not yet issued an order.


By order dated February 7, 2000, Judge Whyte coordinated a class action alleging claims under the Employee Retirement Income Security Act (commonly known as "ERISA"), Chang v. McKesson HBOC, Inc. et al., (Case No. C-00-20030 RMW filed on November 24, 1999) and a shareholder derivative action that had been filed in the Northern District under the caption Cohen v. McCall et. al., (Case No. C-99-20916 RMW filed on June 17, 1999) with the Consolidated Action. On February 7, 2002, Adams v. McKesson Information Solutions, Inc. et al., No. C-02-0685 JCS, a class action alleging claims under ERISA, was filed in the Northern District of California. The Adams action has been consolidated with the Consolidated Action under Judge Whyte's Pretrial Order No. 1. All three of these actions name certain of the Company's current and former officers and directors.

Two other cases were filed in federal court naming certain of McKesson's officers and directors, generally alleging misconduct by the Company or HBOC in connection with the events leading to the Company's need to restate HBOC's financial statements: Pacha, et al., v. McKesson HBOC, Inc., et al., (No. C01-20713 PVT), filed on July 27, 2001, and Hess v. McKesson HBOC, Inc. et al., Case No. C-20003862), which was originally filed in Arizona state court, was removed to federal court and transferred to the Northern District of California.

The remaining Federal Actions, naming the Company, HBOC or certain of the Company's or HBOC's former officers or directors, have either been consolidated with the Consolidated Action for pre-trial purposes, are stayed or have been dismissed.

Twenty-four actions have also been filed in various state courts in California, Colorado, Delaware, Georgia, Louisiana and Pennsylvania (the "State Actions"). The State Actions, like the Consolidated Action, generally allege misconduct by the Company or HBOC in connection with the events leading to the Company's need to restate HBOC's financial statements. Of those, two cases, both derivative actions, assert claims against the directors: Ash, et al. v. McCall, et al., (Case No. 17132), filed in the Delaware Chancery Court on April 30, 1999 and Mitchell v. McCall et al., (Case. No. 304415), filed in California Superior Court, City and County of San Francisco on June 23, 1999. The Company is a nominal defendant in these actions. Merrill Lynch Fundamental Growth Fund et al.
v. McKesson HBOC, Inc. et al., CGC-02-405792, filed on March 19, 2002, in the San Francisco Superior Court, names one current officer of the Company, but does not assert claims against any current directors. The remaining twenty-one State Actions were brought against the Company, HBOC, or certain of the Company's or HBOC's former officers or directors. Of those, seven have been dismissed.

None of the Federal or State Actions name Mr. Hammergren, Ms. Knowles, Mr. Koffel or Mr. Syron as a defendant.

INDEBTEDNESS OF EXECUTIVE OFFICERS


Under the 1999 Executive Stock Purchase Plan (the "1999 ESPP"), full recourse unsecured loans for the purchase of Company common stock, having a term of five years and bearing interest at the rate of 4.7% per annum, were made on February 5, 1999 (the "Purchase Date") to certain executive officers, including Mr. Hammergren and Mr. Meyerson. Pursuant to the 1999 ESPP, Messrs. Hammergren and Meyerson purchased 100,000 and 30,000 shares, respectively, at a purchase price of $63.8125 per share, which was the fair market value of the common stock on the Purchase Date. In addition, under the Company's Stock Purchase Plan (the "SPP") full recourse loans, having a term of five years were made on the Purchase Date to certain executive officers and other key executives not named in the Summary Compensation Table. Such loans were for the purchase of common stock at the fair market value on the Purchase Date and are secured by a pledge of the shares purchased under the SPP. In fiscal years 1998, 1997, and 1995 additional loans to certain executive officers named in the Summary Compensation Table and other executive officers of the Company were made under the SPP to purchase common stock at the fair market value on the dates of purchase, bearing interest from 7.1% to 8% per annum. The terms of the loans made in 1997 have been extended until July 2003, at an interest rate of 2.72%. All shares purchased by the current executive officers under the 1999 ESPP and the SPP are included in the Security Ownership of Directors and Executive Officers table on page 4.



The table below shows, as to each executive officer who was indebted to the Company in an amount exceeding $60,000 at any time during the period April 1, 2001 through May 1, 2002, (i) the largest aggregate amount of indebtedness outstanding during such period, and (ii) the amount of indebtedness outstanding at May 1, 2002. For each individual listed in the table below, unless additional loans are described later in this paragraph, the indebtedness shown resulted from loans previously outstanding or those made on the Purchase Date under the 1999 ESPP or under the SPP. The indebtedness shown for Messrs. Hammergren, Graber and Kirincic includes the balance owed on a secured housing loan in the original principal amount of $500,000 each.

The indebtedness shown for Mr. Julian also includes the balance owed on secured housing loans in the aggregate amount of $1,250,000. These housing loans are without interest unless and until the individuals fail to pay any amount under the loans when due and thereafter at a market rate. See footnote 2 to the Summary Compensation Table on page 13 for further information regarding the housing loans made to Messrs. Hammergren, Julian and Graber.


                                                     LARGEST
                                                    AGGREGATE       AMOUNT OF
                                                    AMOUNT OF      INDEBTEDNESS
                                                   INDEBTEDNESS   AT MAY 1, 2002
                                                   ------------   --------------
John H. Hammergren...............................   $9,716,937      $9,716,937
William R. Graber................................      500,000         500,000
Paul C. Julian...................................    2,936,669       2,936,669
Graham O. King...................................      908,036         908,036
Paul E. Kirincic.................................      500,000         500,000
Ivan D. Meyerson.................................    2,801,323       2,193,477
Carmine J. Villani...............................    2,218,053       2,218,053

AUDIT COMMITTEE REPORT

The Audit Committee of the Company's Board of Directors (the "Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes. The functions of the Audit Committee are described in greater detail in the Audit Committee's written charter, which has been adopted by the Company's Board of Directors. The Committee is composed exclusively of directors who are independent under the New York Stock Exchange listing standards. The Audit Committee's members are not professionally engaged in the practice of accounting or auditing, and are not experts in either of those fields or in auditor independence and they necessarily rely on the work and assurances of the Company's management and the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company's independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended March 31, 2002 (the "Audited Financial Statements") with management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

The Audit Committee also has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with that firm its independence from the Company. The Audit Committee further considered whether the provision of the non-audit related services by Deloitte & Touche LLP to the Company is compatible with maintaining the independence of Deloitte & Touche LLP from the Company. The Audit Committee has also discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances from them as it deemed appropriate.

The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets regularly with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the period ended March 31, 2002 for filing with the SEC. The Committee has also recommended to the Board, subject to stockholder ratification, the selection of Deloitte & Touche LLP as the Company's independent auditors for 2003, and the Board concurred in its recommendation.


                                          Audit Committee of the Board

                                          Jane E. Shaw, Chairman
                                          Gerald E. Mayo
                                          James V. Napier
                                          Carl E. Reichardt

ITEM 5. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR 2003

The Audit Committee of the Board has recommended, and the Board of Directors has approved Deloitte & Touche LLP as the independent auditor to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2003. Deloitte & Touche LLP has acted as the Company's independent auditors for several years, is knowledgeable about the Company's operations and accounting practices, and is well qualified to act in the capacity of independent auditors.

Representatives of Deloitte & Touche LLP are expected to be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu and their respective affiliates, including Deloitte Consulting, for the fiscal year ended March 31, 2002 are as follows:

Audit Fees..................................................  $2,600,000
Financial Information System Design and Implementation
  Fees......................................................           0
All Other Fees*.............................................   3,800,000
                                                              ----------
     Total..................................................  $6,400,000
                                                              ==========

* All other fees consisted primarily of $2.3 million for tax planning services and approximately $900,000 for miscellaneous other services, including but not limited to, certain audit-related services involving audits of employee benefit plans, consultation on accounting standards or transactions and comfort letters and consents related to SEC and other registration statements. Other fees also included $600,000 paid to Deloitte Consulting for consulting services regarding business and operating processes ("consulting fees"). Deloitte & Touche LLP has recently announced its intent to separate Deloitte Consulting from the firm.

In January 2002, the Audit Committee adopted a policy with respect to the retention of the independent auditors for work not related to their audit of the Company's financial statements. The policy provides that, absent prior discussion with the Committee, consulting fees should not exceed 25% of the total fees paid to the firm (less consulting fees) in any one year.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of March 31, 2002 with respect to the plans under which the Company's common stock is authorized for issuance. The table does not include stock which may be issuable under the proposed amendment to the Company's ESPP.


                                             (A)                    (B)                      (C)
                                     --------------------   --------------------   -----------------------
                                                                                    NUMBER OF SECURITIES
                                                                                   REMAINING AVAILABLE FOR
                                     NUMBER OF SECURITIES                           FUTURE ISSUANCE UNDER
                                      TO BE ISSUED UPON       WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                         EXERCISE OF         EXERCISE PRICE OF        PLANS (EXCLUDING
                                     OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
PLAN CATEGORY                        WARRANTS AND RIGHTS    WARRANTS AND RIGHTS          COLUMN (A))
-------------                        --------------------   --------------------   -----------------------
Equity compensation plans approved
  by security holders(1)...........       22,880,164               $13.82                 10,814,873(2)
Equity compensation plans not
  approved by security
  holders(3),(4)...................       35,427,999               $13.73                  5,727,946


------------


(1) Includes the 1973 Stock Purchase Plan, the 1994 Stock Option and Restricted Stock Plan (the "1994 Plan"), the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan, and the ESPP (not including the 5,000,000 shares for which stockholder approval is being sought at this meeting).


(2) Includes 3,033,575 shares which remained available for purchase under the ESPP at March 31, 2002. On April 30, 2002 a purchase of shares occurred on behalf of participants reducing the number of shares available under the ESPP to 2,175,732.

(3) Includes the broad-based 1999 Stock Option and Restricted Stock Plan, the 1998 Canadian Stock Incentive Plan, the 1999 Executive Stock Purchase Plan, a small assumed sharesave scheme (similar to the ESPP) in the United Kingdom with fewer than 25,000 shares remaining, (the "U.K. Sharesave Scheme") and two Stock Option Plans.


(4) As a result of acquisitions, the Company currently has 21 assumed option plans under which options are exercisable for 4,902,734 shares of Company common stock. No further awards will be made under any of the assumed plans and information regarding the assumed options is not included in the table above.



The material terms of all of the Company's plans are described, in accordance with the requirements of the Statement of Financial Accounting Standards No. 123, in a footnote to the Company's financial statements which appears in
Section 17. "Stockholders' Equity" of the Company's Form 10-K filed on June 12, 2002. This information is incorporated herein by reference.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's directors and executive officers, to file reports of ownership and changes in ownership with the SEC. Based on the Company's review of the reporting forms received by it, the Company believes that all such filing requirements were satisfied for FY 2002.

SOLICITATION OF PROXIES

The Company is paying the cost of preparing, printing and mailing these proxy materials. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. The Company has engaged Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist in the solicitation of proxies. We expect Georgeson's fee to be approximately $10,000 plus out-of-pocket expenses. A few officers and employees of the Company may also participate in the solicitation without additional compensation.

OTHER MATTERS

In addition to voting choices specifically marked, and unless otherwise indicated by the stockholder, the proxy card confers discretionary authority on the named proxy holders to vote on any matter that properly comes before the Meeting which is not described in these proxy materials. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for stockholder action at the Meeting.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING


To be eligible for inclusion in the Company's 2003 Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholder proposals must be sent to the Secretary of the Company at the principal executive offices of the Company, One Post Street, San Francisco, CA 94104, and must be received no later than February 14, 2003. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be sent to the Secretary of the Company at the address set forth above and must be received no later than May 2, 2003. The Company's Advance Notice By-Law provisions require that stockholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted in accordance with the requirements of the By-Laws, not later than May 2, 2003 and not earlier than April 2, 2003.


A copy of the full text of the Company's Advance Notice By-Law provisions referred to above may be obtained by writing to the Secretary of the Company.

ONLINE ACCESS TO ANNUAL REPORTS ON FORM 10-K AND PROXY STATEMENTS

Most stockholders can elect to view future proxy statements and annual reports on Form 10-K over the Internet instead of receiving paper copies in the mail. Those stockholders will be given the opportunity to consent to future Internet delivery when they vote their proxy. For some stockholders, this option is only available if you vote on the Internet.

If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such an option for you.


If you consent, your account will be so noted and when the Company's Annual Report on Form 10-K for fiscal year 2003 and proxy statement for the 2003 annual meeting become available, you will be notified on how to access them on the Internet. Stockholders of record may indicate their consent on this year's proxy card, and will receive a paper proxy card for next year's annual meeting in the mail.

If you elect to receive your materials via the Internet, you can still request paper copies by leaving a message with Investor Relations at (800) 826-9360 or by e-mail at investors@mckesson.com.

                                          By Order of the Board of Directors


                                          /s/ IVAN D. MEYERSON


                                          Ivan D. Meyerson
                                          Senior Vice President, General Counsel
                                          and Secretary


June 14, 2002


A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2002, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING CERTAIN EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO INVESTOR RELATIONS, BOX K, MCKESSON CORPORATION, ONE POST STREET, SAN FRANCISCO, CA 94104.

                                                                      APPENDIX A

                              MCKESSON CORPORATION

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                      (As amended through March 27, 2002)

1.  PURPOSE

The McKesson Corporation 1998 Employee Stock Purchase Plan (the "Plan") is intended to encourage the employees of the Company and certain of its subsidiaries to acquire a proprietary interest, or to increase their existing proprietary interest, in the Company. The Board of Directors of the Company (the "Board") believes that employee ownership of the Company's stock will serve as an incentive, encouraging employees to continue their employment and to perform diligently their duties as employees. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and which does not so qualify for eligible employees of other entities which are designated to participate in the Plan by the Company.

2.  STOCK RESERVED FOR THE PLAN

The Company will reserve 6,100,000 (which number has been adjusted to reflect the 2:1 stock split effected by the former HBO & Company on May 27, 1998, and the Exchange Ratio as defined in the Merger Agreement) shares of the Company's common stock, $.01 par value per share ("Stock"), for purchase by employees under the Plan. The number of shares of Stock reserved for the Plan may further be adjusted as provided in Section 16. The shares of Stock reserved for the Plan may be shares now or hereafter authorized but unissued, shares that have been reacquired by the Company, or shares of treasury stock.

3.  ADMINISTRATION

The Plan will be administered by the Compensation Committee of the Board (the "Committee"), consisting of members of the Board designated by the Board. The Board from time to time may remove members from, or add members to, the Committee. Vacancies on the Committee will be filled by the Board. Subject to the express provisions of the Plan, the Committee will have authority to interpret the Plan, to prescribe rules and regulations for administering the Plan, and to make all other determinations necessary or advisable in administering the Plan. The determinations of the Committee will be final and binding upon all persons, unless otherwise determined by the Board. A majority of the members of the Committee will constitute a quorum, and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent signed by all members of the Committee. To the extent consistent with applicable law, the Committee may delegate its duties hereunder to a sub-committee, whose members need not be members of the Board.

4.  ELIGIBILITY

(a) Eligible Employees. Except as set forth in subsections (b) and (c) below, all employees of the Company, and all employees of any parent corporation, as defined in Code Section 424(e) (a "Parent") or any subsidiary corporation as defined in Code Section 424(f) (a "Subsidiary") of the Company that is designated by the Board as a participating Parent or Subsidiary, will be eligible to participate in the Plan. In addition, the Board may designate as a subsidiary any other entity controlled directly or indirectly by the Company which does not qualify as a subsidiary corporation as defined in Section 424(f) of the Code and the employees of that Subsidiary shall be eligible to participate in the Plan although the Plan will not qualify as an employee stock purchase plan within the meaning of Section 423 of the Code as to those employees. Such employees are referred to herein as "Employees." No person who is not an Employee will be eligible to participate in the Plan.

(b) Excluded Employees. The following Employees will not be eligible to participate in the Plan:

     (i) any Employee whose customary employment is less than 20 hours per week or for not more than 5 months in any calendar year; and

     (ii) any Employee who, immediately after a right to purchase Stock is granted hereunder, would own shares of Stock, or of the stock of a Subsidiary, possessing 5 percent or more of the total combined voting power or value of all classes of such stock. In determining whether an Employee owns 5 percent of such shares, (A) the attribution of ownership rules of Code Section 424(d) will apply, and (B) an Employee will be deemed to own the shares of stock underlying any outstanding option which he has been granted (whether under the Plan or any other plan or arrangement); and

     (iii) effective for the first Purchase Period commencing after September 30, 1999 and for any subsequent Purchase Period, any Employee who as of the first day of any such Purchase Period has not completed a period of employment of at least 30 days.

5.  OFFERING DATES

The Plan will be implemented by a continuous series of 24-month offerings beginning on the first trading day on or after May 1 and November 1 of each calendar year and terminating on the last trading day of the month which is 24 months later (the "Offering Periods") and six-month periods commencing on each May 1 and November 1 and ending on the following October 31 and April 30, during which contributions may be made toward the purchase of Stock under the Plan (the "Accumulation Periods"). For purposes of calculating the purchase price under
Section 9, the applicable Offering Period shall be determined as follows:

     (i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to the Participant until the earliest of (A) the end of such Offering Period, (B) the date the Participant elects to discontinue contributions to the Plan and receive a distribution of his Cash Account, or (C) re-enrollment in a subsequent Offering Period under paragraph (ii) below.

     (ii) In the event that the Fair Market Value of the Stock on the last trading day before the commencement of the Offering Period in which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the first Offering Period shall be canceled and the Participant shall automatically be re-enrolled for such subsequent Offering Period.

6.  ELECTION TO PARTICIPATE

(a) Initial Election. Each Employee who is eligible to participate in the Plan may become a participant (a "Participant") by making an election, prior to any Offering Date and in accordance with procedures established by the Committee, authorizing specified regular payroll deductions over the next succeeding Purchase Period (an "Election Form"). Each election will be expressed as a percentage of the Employee's Compensation (as defined below), which may not exceed 15 percent of the Employee's Compensation for any payroll period or be less than 1 percent of the Employee's Compensation for any payroll period (or such other maximum and minimum percentages as the Committee may determine). An Employee's "Compensation" is his "compensation" as that term is defined in the McKesson Corporation Profit-Sharing Investment Plan. Payroll deductions for a Participant will be made regularly and in equal amounts during the

Purchase Period by the Company, and will be credited to a bookkeeping account established by the Company in the name of the Participant (the "Cash Account"). No interest will be paid on or credited to Cash Accounts.

(b) Changes in Rate of Payroll Deductions. A Participant may change the amount of payroll deductions elected for a Purchase Period by providing notice in accordance with procedures established by the Committee.

(c) Discontinuance of Contributions. At any time during a Purchase Period, (but not later than five business days prior to the Purchase Date), a Participant may discontinue participation in the Plan for the current Purchase Period by providing notice in accordance with procedures established by the Committee. Upon such discontinuance, at the Participant's election, the balance of his Cash Account will be (i) returned to the Participant as soon as practicable, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10. A Participant who discontinues payroll deductions may recommence his participation in the Plan as of the Offering Date for any other succeeding Purchase Period, provided he otherwise is eligible to participate and timely files a new Election Form with the Committee.

7.  PURCHASE PERIOD LIMITATION ON RIGHTS TO PURCHASE STOCK

(a) In General. Subject to the annual limitations in Section 8 below, the maximum number of shares of Stock each Participant will have the right to purchase under the Plan during a Purchase Period is determined by dividing (i) $12,500 by (ii) the Fair Market Value of one share of Stock on the Offering Date for such Purchase Period.

(b) Insufficient Shares of Stock. If at any time the number of shares of Stock available for purchase under the Plan is insufficient to grant to each Participant the right to purchase the full number of shares to which he otherwise would be entitled, then each Participant will have the right to purchase that number of available shares of Stock that is equal to the total number of available shares of Stock multiplied by a fraction, the numerator of which is the amount of Compensation credited to the Participant's Cash Account for the Purchase Period, and the denominator of which is the total amount of Compensation credited to the Cash Accounts of all Participants for the Purchase Period.

8.  ANNUAL LIMITATION ON RIGHTS TO PURCHASE STOCK

No right to purchase shares of Stock under the Plan will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company or any Parent or Subsidiary would permit the Employee to purchase shares of Stock with a Fair Market Value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).

9.  PURCHASE PRICE

(a) In General. The purchase price of each share of Stock purchased at the close of an Accumulation Period will be the lower of (i) 85 percent of the Fair Market Value of the such share on the last trading day of such Accumulation Period, or
(ii) 85 percent of the Fair Market Value of such share on the first day of the applicable Offering Period (as determined under Section 5).

(b) Fair Market Value. The Fair Market Value of the Stock, as of any date, will be equal to the closing price of the Stock on the New York Stock Exchange ("NYSE"), for such date as reported in The Wall Street Journal. If no transaction is reported for a particular date, Fair Market Value will be the closing price on the closest preceding date for which any transaction is reported. If the Stock is not traded on the NYSE, Fair Market Value will be determined using the method established by the Committee.

10.  PURCHASE OF STOCK

Subject to the share limitations set forth in Sections 7 and 8 above, as of each Purchase Date, the Committee will purchase from the Company using the funds in each Cash Account on such date, on behalf of each Participant having funds in his Cash Account, the number of whole and fractional shares of Stock determined by dividing the amount in such Cash Account on such date by the purchase price determined under Section 9.

11.  STOCK ACCOUNTS

(a) Establishment of Accounts. As soon as reasonably practicable after each Purchase Date, the Company will deliver to a custodian selected by the Committee (the "Custodian"), in electronic form, the total number of shares purchased by all Participants in the Purchase Period. The Custodian will maintain a separate "Stock Account" for each Participant, which will be credited with the number of whole and fractional shares of Stock purchased by the Participant under the Plan.

(b) Withdrawals from Stock Accounts. A Participant may at any time withdraw any whole shares of Stock credited to his Stock Account as to which the holding period requirements of Code Section 423(a)(1) have been satisfied. As soon as practicable after such request by a Participant, the Custodian will cause such whole shares to be transferred in electronic form to a broker designated by the Participant or will cause a certificate representing such Shares to be delivered to the Participant.

(c) Rights as Shareholders. A Participant will have all of the rights of a stockholder of the Company with respect to all of the shares of Stock credited to his Stock Account, including the right to vote and receive dividends on such Shares.

12.  TERMINATION OF EMPLOYMENT

(a) Termination Other Than Due to Death, Disability or Retirement. If a Participant terminates employment with the Company or any Parent or Subsidiary during a Purchase Period for any reason other than death, disability, or Retirement, then the Participant's participation in the Plan will immediately terminate and the balance of the Participant's Cash Account will be returned to the Participant. For purposes of the Plan, a Participant who is on an approved leave of absence will not be considered to have terminated employment until the 91st day of such leave of absence or such longer period as the Participant's right to re-employment is guaranteed by law or contract.

(b) Termination Due to Death. If a Participant terminates employment with the Company or any Parent or Subsidiary during a Purchase Period due to death, then, at the election of the Participant's beneficiary, the balance of the Participant's Cash Account will be (i) delivered to the beneficiary or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10.

(c) Termination Due to Disability or Retirement. If a Participant terminates employment with the Company or any Parent or Subsidiary due to Retirement or disability no more than 3 months before the Purchase Date for a Purchase Period, then, at the Participant's election, the balance of the Participant's Cash Account will be (i) returned to the Participant, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10. If a Participant terminates employment due to Retirement or disability more than 3 months before the Purchase Date for a Purchase Period, then the Participant's participation in the Plan will immediately terminate and the balance of the Participant's Cash Account will be returned to the Participant.

(d) Definition of Retirement. For purposes of the Plan, Retirement will mean the attainment by a Participant of age plus whole years of service with the Company or any Parent or Subsidiary totaling 65 or more.

13.  BENEFICIARY

In the event of the Participant's death, his beneficiary shall be his surviving spouse, or if there is none, his surviving children in equal shares, or if there are none, his estate.

14.  COMPLIANCE WITH SECURITIES LAW

All shares of Stock issued under the Plan will be subject to such restrictions as the Committee may deem advisable under any applicable federal or state securities laws, and the Committee may cause a legend or legends making reference to such restrictions to be placed on the certificates representing such shares.

15.  RIGHTS NOT TRANSFERABLE

Neither payroll deductions credited to a Participant's account nor any rights under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution or as provided in Section 13 hereof). Rights under the Plan are exercisable during the lifetime of the Participant only by the Participant.

16.  ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMPANY'S STOCK

(a) In General. In the event of a subdivision or consolidation of outstanding shares of Stock, the payment of a stock dividend thereon, stock split, reverse stock split, or in the event of any "corporate transaction" as defined in Treasury Regulations Section 1.425-1(a)(1)(ii) (now relating to Code Section
424), the number of shares reserved or authorized to be reserved under the Plan, the number and price of such shares subject to purchase pursuant to rights outstanding hereunder, the maximum number of shares each Participant may purchase during each Purchase Period (pursuant to Section 7) or during each calendar year (pursuant to Section 8), and the number of shares credited to Participants' Stock Accounts, will be adjusted in such manner as may be deemed necessary or equitable by the Board to give proper effect to such event, subject to the limitations of Code Section 424.

(b) Effect of Merger. Following consummation of the Merger, outstanding purchase rights of HBO & Company employees under the Plan remained in effect and were assumed by the Company, with appropriate changes to reflect the issuance of shares of Stock.

17.  FOREIGN EMPLOYEES

The Committee may provide for such special terms for Participants who are foreign nationals, or who are employed by the Company or a Parent or Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions will include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company, or which would cause the Plan to fail to meet the requirements of Section 423 of the Code.

18.  AMENDMENT OF THE PLAN

The Board may amend the Plan in any respect; provided, however, that, any amendment (i) increasing the number of shares of Stock reserved under the Plan (other than as provided in Section 16), or (ii) any change in the designation of corporations whose employees may be eligible to participate in the Plan, other than a corporation who is a Parent or a Subsidiary, must be approved, within 12 months of the adoption of such an amendment, by the holders of a majority of the voting power of the outstanding shares of Stock.

19.  TERMINATION OF THE PLAN

The Plan and all rights of Employees hereunder will terminate:

     (a) as of the Purchase Date on which Participants purchase a number of shares of Stock that substantially exhausts the number of shares available for issuance under the Plan, to such an extent that the Committee determines that no subsequent offerings are practicable; or

     (b) at any time upon action of the Board; provided, however, that if the Plan is terminated during any Purchase Period, any amounts in a Participant's Cash Account will be returned to the Participant.

20.  EFFECTIVE DATE

This Amendment and Restatement will become effective as of May 1, 2000. For Offering Periods prior to May 1, 2000 the terms of the Plan as in effect from time to time are applicable.

21.  GOVERNMENT AND OTHER REGULATIONS

(a) In General. The Plan, and the grant and exercise of the rights to purchase shares of Stock hereunder, and the Company's obligation to sell and deliver shares of Stock, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

(b) Withholding Obligations. Each Participant will, no later than the date as of which the value of any purchase right granted under the Plan first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company, regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such purchase right. The obligations of the Company under the Plan will be conditional on the making of such payments or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

22.  INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee will be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that such Committee member did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

                                                                      APPENDIX B

                              MCKESSON CORPORATION

                            LONG-TERM INCENTIVE PLAN

                (As Amended and Restated Effective May 29, 2002)


                     (Proposed amendment is shown in BOLD)


1.  NAME AND PURPOSE.

The name of this plan is the McKesson Corporation Long-Term Incentive Plan (the "Plan"). Its purpose is to advance and promote the interests of the stockholders of McKesson Corporation, a Delaware corporation (the "Company") by attracting and retaining employees who strive for excellence, and to motivate those employees to set and achieve above-average financial objectives by providing competitive compensation for those who contribute most to the operating progress and earning power of the Company, its subsidiaries and affiliates.

2.  ADMINISTRATION OF THE PLAN.

The Plan shall be administered by a committee (the "Committee") consisting of not less than two directors of the Company to be appointed by the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. No member of the Committee shall be eligible to receive benefits under the Plan. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all employees who participate in the Plan (the "Participants") and other interested parties.

3.  ELIGIBILITY.

Participation in the Plan shall be limited to those full-time, salaried key officers and/or other employees of the Company, its subsidiaries and affiliates who are selected from time to time by the Committee. Participants in the Plan are also eligible to participate in any incentive plan of the Company.

4.  CALCULATION OF AWARDS.

AWARDS UNDER THE PLAN SHALL BE MADE IN THE SOLE DISCRETION OF THE COMMITTEE. AFTER THE CLOSE OF THE PERIOD FOR WHICH AN AWARD MAY BE MADE (A "PERFORMANCE PERIOD"), THE COMMITTEE SHALL DETERMINE THE DOLLAR AMOUNT OF THE AWARD TO BE MADE TO EACH PARTICIPANT WHOM THE COMMITTEE HAS SELECTED TO BE AN AWARD RECIPIENT FOR THAT PERFORMANCE PERIOD; PROVIDED, HOWEVER, THAT THE AWARD AMOUNT FOR ANY INDIVIDUAL WHO IS A "COVERED EMPLOYEE" (AS DEFINED IN REGULATIONS ADOPTED PURSUANT TO SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) OF THE COMPANY ON THE LAST DAY OF A PERFORMANCE PERIOD (THE "SPECIFIED OFFICERS") SHALL BE SUBJECT TO THE FOLLOWING LIMITATIONS:

     (a) 2% OF THE COMPANY'S AGGREGATE "ANNUAL INCOME" FOR THE PERFORMANCE PERIOD SHALL BE SET ASIDE FOR AWARDS TO THE SPECIFIED OFFICERS. FOR THIS PURPOSE, "ANNUAL INCOME" SHALL MEAN REPORTED NET INCOME BEFORE GAINS AND LOSSES FROM THE SALES OF BUSINESSES AND SETTLEMENTS OR AWARDS PAID OR ACCRUED FOR CLAIMS, CONTROVERSIES OR LITIGATION AGAINST OR RELATED TO THE COMPANY OR ITS BUSINESSES.

     (B) THE MAXIMUM AWARDS TO THE FOLLOWING SPECIFIED OFFICERS SHALL EQUAL THE INDICATED PERCENTAGE OF THE AGGREGATE FUND SET FORTH IN (A) ABOVE, DETERMINED PURSUANT TO THE FOLLOWING SCHEDULE:

OFFICER                                                       PERCENTAGE
-------                                                       ----------
CHIEF EXECUTIVE OFFICER.....................................  40%
THE FOUR HIGHEST COMPENSATED OFFICERS (OTHER THAN THE
  CEO)......................................................  15% EACH
          TOTAL.............................................  100%

     (C) THE COMMITTEE IN ITS SOLE DISCRETION MAY REDUCE THE AWARD OTHERWISE PAYABLE TO ANY SPECIFIED OFFICER AS DETERMINED ABOVE, BUT IN NO EVENT MAY ANY SUCH REDUCTION RESULT IN AN INCREASE OF THE AWARD PAYABLE TO ANY OTHER PARTICIPANT, INCLUDING BUT NOT LIMITED TO ANY OTHER SPECIFIED OFFICER.

5.  PAYMENT OF AWARDS.

All awards to Participants pursuant to the Plan shall be paid in cash, provided, however, that, at the Participant's election, receipt of all or part of an award may be deferred under the terms of the Company's Deferred Compensation Administration Plan II in the manner prescribed by regulations established by the Committee.

A Participant shall have no right to receive payment of any award under the Plan unless he or she has satisfied regulations prescribed by the Committee at the time of making the award and the Committee has determined that the performance objectives applicable to such award, if any, have been achieved.

Any other provision of the Plan to the contrary notwithstanding, if the Committee determines that a Participant has engaged in any of the actions described in (c) below, the consequences set forth in (a) and (b) below shall result:

     (a) Any outstanding award shall be forfeited immediately and automatically and shall not be payable to the Participant under any circumstances.

     (b) If the Participant received payment of an award within six months prior to the date that the Company discovered that the Participant engaged in any action described in (c) below the Participant, upon written notice from the Company, shall immediately repay to the Company in cash the amount of such award (including any amounts withheld pursuant to Paragraph 8).

     (c) The consequences described in (a) and (b) shall apply if the Participant, either before or after termination of employment with the Company or one of its subsidiaries or affiliates:

        (i) discloses to others, or takes or uses for his or her own purpose or the purpose of others, any trade secrets, confidential information, knowledge, data or know-how belonging to the Company or any of its subsidiaries or affiliates and obtained by the Participant during the term of his or her employment, whether or not they are the Participant's work product. Examples of such confidential information or trade secrets include (but are not limited to) customer lists, supplier lists, pricing and cost data, computer programs, delivery routes, advertising plans, wage and salary data, financial information, research and development plans, processes, equipment, product information and all other types and categories of information as to which the Participant knows or has reason to know that the Company or its subsidiaries or affiliates intends or expects secrecy to be maintained;

        (ii) fails to promptly return all documents and other tangible items belonging to the Company or any of its subsidiaries or affiliates in the Participant's possession or control, including all complete or partial copies recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon termination of employment, whether pursuant to retirement or otherwise;

        (iii) fails to provide the Company with at least thirty (30) days' written notice prior to directly or indirectly engaging in, becoming employed by, or rendering services, advice or assistance to any business in competition with the Company or any of its subsidiaries or affiliates. As used herein, "business in competition" means any person, organization or enterprise which is engaged in or is about to become engaged in any line of business engaged in by the Company or any of its subsidiaries or affiliates at the time of the termination of the Participant's employment with the Company or any of its subsidiaries or affiliates;

        (iv) fails to inform any new employer, before accepting employment, of the terms of this paragraph 5 an of the Participant's continuing obligation to maintain the confidentiality of the trade secrets and other confidential information belonging to the Company or any of its subsidiaries or affiliates and obtained by the Participant during the term of his or her employment with the Company or any of its subsidiaries or affiliates;

        (v) induces or attempts to induce, directly or indirectly, any of the customers of the Company or its subsidiaries or affiliates, employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or any of its subsidiaries or affiliates, or to breach any contract with the Company or any of its subsidiaries or affiliates, in order to work with or for, or enter into a contract with the Participant or any third party;

        (vi) engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or any of its subsidiaries or affiliates; or

        (vii) Directly or indirectly engages in, becomes employed by, or renders services, advice or assistance to any business in competition with the Company or its affiliates, at any time during the twelve months following termination of employment with the Company.

The Committee shall determine in its sole discretion whether the Participant has engaged in any of the acts set forth in (i) through (vii) above, and its determination shall be conclusive and binding on all interested persons.

Any provision of this paragraph 5 which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this paragraph 5.

6.  CHANGE IN CONTROL.

The statement of terms and conditions adopted pursuant to the Plan shall prescribe rules for the acceleration of awards in the event of a "Change in Control" of the Company. For this purpose, a Change in Control shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall occur:

     (a) Any "person" (as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), excluding the Company or any of its affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, and underwriter temporarily holding securities pursuant to an offer of such securities or a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then-outstanding securities; or

     (b) During any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause
     (a), (c) or (d) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

     (c) The stockholders of the Company approve a merger or consolidation of the Company with another company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merge or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

7.  TRANSFERABILITY.

Awards made pursuant to the Plan are not transferable or assignable by the Participant other than by will or the laws of descent and distribution, and payment thereunder during the Participant's lifetime shall be made only to the Participant or to the guardian or legal representative of the Participant. Payments which are due to a deceased Participant pursuant to the Plan shall be paid to the person or persons to whom such right to payment shall have been transferred by will or the laws of descent and distribution.

8.  WITHHOLDING TAXES.

Whenever the payment of an award is made, such payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

9.  FUNDING.

No provision of the Plan, or regulations adopted hereunder, shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or segregate or place any assets in a trust or other entity to which contributions are made.

10.  AMENDMENT.


The Plan may be amended or revised by the Board of Directors of the Company at any time and for any reason.


11.  TERMINATION.


The Plan may be terminated at any time and for any reason by resolution of the Board of Directors of the Company by the affirmative vote of a majority of the directors in office; provided, however, that such termination shall not affect any incentive award which shall have been granted prior to such termination.


12.  GOVERNING LAW.

The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and the laws of the State of California to the extent the latter is not preempted by ERISA.

13.  NOTICES.

All notices under this Plan shall be sent in writing to the Secretary of the Company. All correspondence to a Participant shall be sent in writing to the Participant at the address which is his or her recorded address as listed on the most recent election form or as specified in the Company's records.

14.  SEVERABILITY.

If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereunder shall continue to be effective.

15.  SUCCESSOR OF THE COMPANY.

This Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

FRONT OF PROXY



                             MCKESSON CORPORATION

                            PROXY FOR ANNUAL MEETING
                            10:00 A.M., JULY 31, 2002
        SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION


The undersigned, whose signature appears on the reverse side, hereby constitutes and appoints John H. Hammergren and Ivan D. Meyerson, and each of them, with full power of substitution, proxies to vote all stock of McKesson Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Nob Hill Masonic Center, 1111 California Street, San Francisco, California on July 31, 2002 at 10:00 A.M. and any adjournment thereof, as specified upon the matters indicated on the reverse side, and in their discretion upon any other matter that may properly come before said meeting.


        ELECTION OF DIRECTORS

        NOMINEES FOR ELECTION FOR THREE-YEAR TERMS EXPIRING IN 2005

               Marie L. Knowles
               Richard F. Syron
               Jane E. Shaw



YOUR SHARES WILL NOT BE VOTED UNLESS YOU (1) VOTE BY TELEPHONE, (2) VOTE VIA THE INTERNET, AS DESCRIBED ON THE REVERSE SIDE, OR (3) SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                SIDE

                              FOLD AND DETACH HERE




                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                              MCKESSON CORPORATION




                                   10:00 A.M.
                            WEDNESDAY, JULY 31, 2002
                             NOB HILL MASONIC CENTER
                             1111 CALIFORNIA STREET
                             SAN FRANCISCO, CA 94108

               PLEASE PRESENT THIS ADMISSION TICKET AT THE ANNUAL
                 MEETING OF STOCKHOLDERS AS VERIFICATION OF YOUR
                      MCKESSON CORPORATION SHARE OWNERSHIP.

BACK OF PROXY

Please mark your Votes as in this example. [ ]

This proxy, when properly executed, will be voted as directed, but if no direction is given, this proxy will be voted FOR Proposals 1 through 5.

The Board of Directors Recommends a Vote FOR Each of the following Proposals:

1.  Election of              FOR            WITHHELD
    Directors (see
    Reverse)

For, except vote withheld from the following nominee(s)


------------------------------

2.  Approving an amendment                  FOR    AGAINST   ABSTAIN
    to the Company's Restated
    Certificate of Incorporation to
    increase the number of
    authorized shares of common stock
    from 400,000,000 to 800,000,000.

3.  Approving an                            FOR    AGAINST   ABSTAIN
    amendment to the
    2000 Employee Stock
    Purchase Plan.

4.  Approving an                            FOR    AGAINST   ABSTAIN
    amendment to the
    Amended and
    Restated Long Term
    Incentive Plan.

5.  Ratifying the                           FOR    AGAINST   ABSTAIN
    appointment of
    Deloitte & Touche LLP
    as the Company's
    independent auditors.

                                 PLEASE CAST YOUR VOTE BY TELEPHONE OR VIA THE INTERNET AS INSTRUCTED BELOW OR
                                 COMPLETE, DATE, SIGN AND MAIL THIS
                                 PROXY PROMPTLY IN THE ENCLOSED
                                 BUSINESS REPLY ENVELOPE.


SIGNATURE(S)_____________________________   DATE_______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

      FOLD AND DETACH HERE -- IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL



                                      LOGO
                              McKESSON CORPORATION

                          PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of McKesson Corporation that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

- Accessing the World Wide Web site http://eproxyvote.com/mck to vote via the Internet.

- Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada, simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.


- Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to McKesson Corporation, c/o EquiServe, P. O. Box 8614, Edison, New Jersey 08818-9122.


You can vote by phone or via the Internet anytime prior to July 31, 2002. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.